UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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KCG Holdings, Inc.

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KCG HOLDINGS, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 14, 2014 at 1 p.m. Eastern Standard time.
Place:	The 2014 annual meeting of stockholders (the “Annual Meeting”) will take place at our principal executive offices, which are located at 545 Washington Boulevard, Jersey City, New Jersey 07310.
Record Date:	You can, and should, vote if you were a stockholder on April 1, 2014, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments.
Admission:

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter or legal proxy from your broker or bank are examples of proof of ownership.

AGENDA AND BOARD RECOMMENDATIONS

Proposal		Board Voting Recommendation	Page Reference (for more detail)
1.	Election of nine Directors	FOR EACH DIRECTOR NOMINEE	1
2.	Advisory (non-binding) vote on executive compensation	FOR	24
3.	Re-Approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan	FOR	51
4.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014	FOR	55

We will also act on any other business that may properly come before the meeting, although we have not received notice of any other matters that may be properly presented.

Your vote is very important regardless of how many shares of KCG Holdings, Inc. (the “Company” or “KCG”) you own.

This proxy statement (the “Proxy Statement”) and the form of proxy are first being sent to stockholders on or about April 11, 2014. Regardless of whether you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy by touch-tone telephone or through the Internet as indicated on the accompanying proxy card. Alternatively, you are requested to sign, date and return the paper proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of KCG (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy card previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Sincerely,

Daniel Coleman	Charles E. Haldeman, Jr.
Chief Executive Officer	Non-Executive Chairman of the Board

April 3, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 14, 2014: KCG’S PROXY STATEMENT IS AVAILABLE AT: WWW.EDOCUMENTVIEW.COM/KCGH.

SUMMARY INFORMATION

To assist you in reviewing the proposals, including the election of directors, the non-binding advisory resolution on executive compensation and the re-approval of the KCG Amended and Restated Executive Incentive Plan, the following summarizes information about our 2013 financial performance, our corporate governance structure and our compensation program. This summary does not contain all of the information that you should consider when deciding how to vote your shares. You should read the entire Proxy Statement carefully before voting. This Proxy Statement and the form of proxy are first being sent to stockholders on or about April 11, 2014. See “Annual Meeting Information” beginning on page 62 for details on the voting process and how to attend the annual meeting.

BUSINESS HIGHLIGHTS

On July 1, 2013, through a series of mergers (the “Mergers”), Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”) combined to form KCG. Following the Mergers, each of Knight and GETCO became wholly-owned subsidiaries of KCG.

After the closing of the Mergers, we focused on integrating the Knight and GETCO businesses to create a leading independent securities firm offering clients a range of services designed to address trading needs across asset classes, product types and geographic locations. We combine advanced technology with specialized client service across market making, agency execution and trading venues and also engage in principal trading via exchange-based electronic market making.

Business results:

•    Profitable on an operating basis since the Mergers

•    Exceeded upper range of the projected $90 to $110 million in annualized cost savings synergies within six months of the Mergers

•    Completed a series of strategic divestitures and closings of non-core, capital-intensive and low-margin businesses in 2013

•    Consolidated U.S. broker-dealer subsidiaries from four to one by January 1, 2014

•    Made $300 million in principal debt prepayments (with additional $185 million in principal prepayments made in the first quarter of 2014)

BOARD NOMINEES (see pages 1-5)

				Committee Memberships
Name	Age	Director Since	Independent	F&A	N&CG	Comp	RC
Daniel Coleman	49	2013	N

Charles E. Haldeman, Jr. (1)	65	2013	Y

Rene Kern	50	2013	Y		M	M

James T. Milde	53	2013	Y	M		C	M

John C. (Hans) Morris	55	2013	Y		C	M

Daniel F. Schmitt (2)	62	2013	Y	C

Stephen Schuler	51	2013	N				M

Laurie M. Shahon	62	2013	Y	M	M

Daniel Tierney	43	2013	N				C

(1)	Independent, Non-Executive Chairman
(2)	Audit committee financial expert

F&A	Finance and Audit Committee	M	Member
N&CG	Nominating and Corporate Governance Committee	C	Chairperson
Comp	Compensation Committee
RC	Risk Committee

CORPORATE GOVERNANCE FACTS (see pages 7-16)

Board Independence & Leadership	Corporate Governance Structure and Practices

•    Independent, Non-Executive Chairman: Charles E. Haldeman, Jr.

•    Independent director nominees: six of nine

•    Four standing Board committees

•    13 Board and 26 committee meetings since the closing of the Mergers

•    No staggered Board

•    Majority voting in uncontested director elections, with director resignation policy

•    Annual Board self-evaluation and committee evaluations

•    Directors required to own stock having a value of $240,000 within five years of joining the Board

COMPENSATION HIGHLIGHTS (see pages 25-50)

Executive Compensation Program

•    No tax gross-ups for perquisites

•    No single-trigger change-in-control benefits

•    No tax gross-ups on severance payments

•    Recoupment of cash incentive and equity awards from executive officers in the event of certain financial statement restatements and other events

•    Annual reviews of our compensation program by our Compensation Committee

•    No stock options with exercise price below market

•    No repricing of underwater stock options

•    No excessive perquisites or benefits

i

Exhibit A - KCG Holdings, Inc. Amended and Restated Executive Incentive Plan

ii

PROPOSAL 1—ELECTION OF DIRECTORS

You are being asked to elect the nine nominees named in this Proxy Statement to serve on the Board of Directors of KCG Holdings, Inc. (which we refer to as “we,” “us,” the “Company” or “KCG”) until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Each nominee currently serves on our Board of Directors (which we refer to as “Board of Directors” or “Board”).

We do not know of any reason why any nominee named in this Proxy Statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our Amended and Restated By-Laws (the “By-Laws”), as described below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board unanimously recommends you vote “FOR” each of the nominees described below.

Nominees for Election as Directors

Article 5 of our By-Laws provides the procedures for the nomination and composition of our Board of Directors during the three-year period following the Mergers (which ends on July 1, 2016), which we refer to as the “specified period.” During the specified period, four of our directors will be directors who were nominated to be directors by either the Board of Directors of Knight prior to the Mergers or their successors nominated as described below, whom we refer to as “Knight Directors,” and five will be persons who were nominated to be directors either by the Board of Directors of GETCO prior to the Mergers or their successors nominated as described below, whom we refer to as “GETCO Directors.” In addition, during the specified period, subject to the independence rules described in “Director Qualifications and Independence—Director Independence” below, the Knight Directors will have the exclusive authority to nominate, on behalf of the Board, directors to fill each seat previously held by a Knight Director, and the GETCO Directors will have the exclusive authority to nominate, on behalf of the Board, directors to fill each seat previously held by a GETCO Director. Article 5 of our By-Laws provides that at all times, at least three of the Knight Directors and two of the GETCO Directors must be independent in accordance with New York Stock Exchange (“NYSE”) listing requirements.

As required by Article 5 of our By-Laws following the Mergers, we formed a Knight Directors Committee, which is comprised of all of the Knight Directors, and a GETCO Directors Committee, which is comprised of all of the GETCO Directors. Our Nominating and Corporate Governance Committee, which we refer to as the “N&CG Committee,” recommended to the Knight Directors Committee and the GETCO Directors Committee, as appropriate, the nomination of each nominee named below. After considering the recommendation of the N&CG Committee and the requirements set forth in Article 5 of our By-Laws, Mr. Haldeman, Mr. Milde, Mr. Schmitt and Ms. Shahon, each a Knight Director, were nominated by the Knight Directors Committee, and Mr. Coleman, Mr. Kern, Mr. Morris, Mr. Schuler and Mr. Tierney, each a GETCO Director, were nominated by the GETCO Directors Committee.

During the specified period, all vacancies on the Board created by the cessation of service of a Knight Director will be filled by a nominee chosen by the remaining Knight Directors, and all vacancies on the Board created by the cessation of service of a GETCO Director will be filled by a nominee chosen by the remaining GETCO Directors, in each case, after considering the recommendation of the N&CG Committee. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next annual meeting of stockholders and until the director’s successor is duly elected or qualified, or until the director’s earlier death, resignation or removal.

Our Board believes that each of the following nominees meet the criteria described below with diversity and depth of experience that enable them to effectively oversee management of the Company. No nominee for director has a family relationship with any nominee for director or executive officer of the Company. Information relating to each nominee for election as director, including his or her period of service as a member of the Board of Directors, principal occupation, specific experience, other biographical material and qualifications is described below:

DANIEL COLEMAN Management KCG Director since 2013 Age 49

Chief Executive Officer, KCG Holdings, Inc.

Director and CEO of KCG, served as the CEO of GETCO beginning in February 2012 and also served as a director on GETCO’s board of directors. Mr. Coleman has more than 25 years of experience in the trading and financial services industry. Prior to becoming CEO of GETCO, Mr. Coleman was the Global Head of Equities and Global Head of Client Services at GETCO for two years. Mr. Coleman spent 24 years with UBS and its predecessor firms, where he served as Global Head of Equities and was a member of the Investment Bank’s Executive Committee and the Group Managing Board, before joining GETCO. Mr. Coleman also served on the boards of NASDAQ, the Options Clearing Corporation and the Boston Options Exchange. He received a B.A. from Yale University in 1986 and an M.B.A. from the University of Chicago in 1993.

Mr. Coleman’s qualifications to serve on the Board of Directors include his significant experience in the financial services industry, senior leadership roles in global organizations, including as CEO of GETCO and Global Head of Equities at UBS, and his experience as a director of multiple exchanges.

CHARLES E. HALDEMAN, Jr. Independent KCG Director since 2013 Age 65

Non-Executive Chairman of the Board of Directors, KCG Holdings, Inc.

Non-Executive Chairman of the Board of Directors of KCG, served as Chief Executive Officer (“CEO”) of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) from June 2009 until his retirement in 2012. Prior to Freddie Mac, Mr. Haldeman joined Putnam Investments in 2002, a Boston-based mutual fund company, where he went on to become President, CEO and Chairman. Prior to his tenure at Putnam, Mr. Haldeman held several executive positions in the asset management industry, including CEO of Delaware Investments in Philadelphia and President and Chief Operating Officer of United Asset Management Corporation (“UAM”). He began his career at the investment firm Cooke and Bieler Inc., an affiliate of UAM, where he helped grow assets under management from $250 million to approximately $5.5 billion during his 25-year career with the firm. He is currently a Non-Executive Director of McGraw Hill Financial, Inc. serving on its Audit Committee and Compensation and Leadership Development Committee. From 2007-2010, he was Chairman of the Board of Trustees of Dartmouth College and has also served as a member of the Board of Overseers for Dartmouth’s Tuck School of Business. He is a graduate of Harvard Law School, Harvard Business School, and Dartmouth College.

Mr. Haldeman’s qualifications to serve on the Board of Directors include his considerable leadership experience in the financial services industry, his extensive financial services, capital markets, finance and accounting knowledge and his familiarity with working with financial industry regulators.

RENE KERN Independent KCG Director since 2013 Age 50

Director of KCG, served as a director of GETCO since 2007. Mr. Kern is a Managing Director at General Atlantic, which he joined in 1996. He is responsible for the firm’s capital partnering efforts and chairs General Atlantic’s Capital Committee. Mr. Kern is also a member of the firm’s Executive, Investment and Portfolio Committees. Mr. Kern previously chaired General Atlantic’s Portfolio Committee, which is responsible for monitoring portfolio company performance. He is currently a director of Amedes Group in Germany. Mr. Kern joined General Atlantic after six years with Morgan Stanley in New York and London, where he was a Vice President in the Investment Banking Division. Prior to Morgan Stanley, Mr. Kern was a management consultant with Bain & Company. Mr. Kern is a graduate of the University of Pennsylvania, where he obtained both an M.B.A. from the Wharton School and an M.A. from the School of Arts and Sciences in 1990. He is a fellow of the Lauder Institute International M.B.A. program and currently serves on Lauder’s Advisory Council. Mr. Kern received his Bachelors of Science degree from the University of California, Berkeley in 1986. He is a member of University of California Berkeley’s Metro New York Committee. Mr. Kern is also a member of the Board of Trustees of Greenwich Academy.

Mr. Kern’s qualifications to serve on the Board of Directors include his significant experience with a private equity firm, extensive financial expertise, broad-based international experience and his experience as a director of a publicly traded company.

JAMES T. MILDE Independent KCG Director since 2013 Age 53

Director of KCG, served on the Knight Board of Directors (the “Knight Board”) since May 2005. Mr. Milde has over 30 years of broad corporate experience. He is currently President of Summit Advisors, a management consulting firm, and also serves as President—Financial Services and Insurance for NTT Data, Inc. From February 2006 to September 2007, he was the Senior Vice President and Chief Information Officer of United Rentals, Inc. Mr. Milde previously served as the Senior General Manager, Chief Information Officer for Sony Electronics, Inc., from January 2002 to January 2006, where he was responsible for all facets of information technology, supply chain and software-related ventures across the United States. Prior to that, Mr. Milde served as the Senior Vice President, Chief Information Officer for The Pepsi Bottling Group from 1999 to February 2002. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984. Mr. Milde previously served on the Clarkson University Board of Trustees.

Mr. Milde’s qualifications to serve on the Board of Directors include his significant corporate experience in senior leadership roles at a broad range of companies and his significant knowledge and understanding of matters related to information technology, an important area for the Company and its businesses.

JOHN C. (HANS) MORRIS Independent KCG Director since 2013 Age 55

Director of KCG, served as a director of GETCO since 2012. Mr. Morris is a Managing Partner at Nyca Partners LLC, a venture capital and advisory firm. He also is a special advisor to General Atlantic, where he worked from 2010 to 2014 as a Managing Director and Advisory Director. Mr. Morris currently serves on General Atlantic’s behalf on the board of directors of XP Investimentos, and as advisor to several other General Atlantic investments. Additionally, Mr. Morris serves on the board of directors of Lending Club, Inc. He previously served as president of Visa Inc. from 2007-2009, joining Visa as it undertook a reorganization which merged several separate businesses into a new company and completed an initial public offering in 2008. Mr. Morris previously spent 27 years at Citigroup and its predecessor companies in several operating and management roles. In his final position at Citigroup, he was Chief Financial Officer and head of finance, technology and operations for Citi Markets and Banking, the global institutional and capital markets businesses of Citigroup. From 2000 until 2002, he was Vice Chairman, Chief Operating Officer, and Head of Client Management of the Investment Banking Division at Salomon Smith Barney, and for more than 10 years he was the Head of the Financial Institutions Group within the investment bank. Mr. Morris graduated from Dartmouth College in 1980, and serves as Chairman of the Board of Trustees of the Massachusetts Museum of Contemporary Art, Chairman of the Board of Overseers of the Hopkins Center at Dartmouth College, and a Trustee of Jacob’s Pillow.

Mr. Morris’s qualifications to serve on the Board of Directors include his considerable management experience in the financial services industry, his extensive financial services, capital markets, finance and accounting knowledge and significant experience with private equity firms.

DANIEL F. SCHMITT Independent KCG Director since 2013 Age 62

Director of KCG, served on the Knight Board since May 2012. Mr. Schmitt has more than 38 years of audit experience and spent over 29 years as a partner with KPMG LLP (“KPMG”) primarily in the financial services industry, before retiring in September 2011. During his tenure at KPMG, Mr. Schmitt served as the Area Professional Practice Partner for KPMG’s Northeast Area and served on the firm’s National Professional Practice Committee and the Area Leadership Team. He most recently served as the Global Lead Audit Partner for Bank of New York Mellon. Mr. Schmitt previously was the partner in charge of Risk Management/Professional Practice for KPMG’s Western Area and served in KPMG’s New York, San Francisco and Providence/Boston Office practices during his career. He was also a Securities and Exchange Commission (“SEC”) Reviewing Partner, and has served as a college relations partner and a KPMG national training instructor. Mr. Schmitt is a member of the American Institute of Certified Public Accountants. He received a B.S. in Accounting from Bryant University (formerly Bryant College) in 1973 and currently serves as a Trustee. Mr. Schmitt previously served as past Chairman of The Alumni Association and Member of the Accounting Department Advisory Board for Bryant University.

Mr. Schmitt’s qualifications to serve on the Board of Directors include his substantial auditing and accounting background as a certified public accountant, extensive experience with, and knowledge of, the financial services industry, his strong background regarding SEC financial reporting and his prior service as lead partner to numerous large diversified financial services clients and other large SEC issuers.

STEPHEN SCHULER KCG Director since 2013 Age 51

Director of KCG, served as a director and was one of the founders and managers of GETCO. Mr. Schuler was a member of GETCO’s board of directors since the board’s formation in 2007 and served as chairman of the GETCO board since February 2012. He has more than 30 years of experience in trading and is a well-recognized leader in the financial industry. Prior to founding GETCO, Mr. Schuler spent 18 years on the floor of the Chicago Mercantile Exchange and became a member in 1984. He then served as the head of the Schuler Group, a brokerage firm focused on floor execution services, broker-assisted trading and electronic trading systems. Mr. Schuler is also one of the founders of the Good Heart, Work Smart Foundation, which contributes to charities such as the Special Olympics.

Mr. Schuler’s qualifications to serve on the Board of Directors include his significant experience and reputation in the financial services industry, his senior leadership roles and his experience as a founder and manager of a global financial services firm.

LAURIE M. SHAHON Independent KCG Director since 2013 Age 62

Director of KCG, served on the Knight Board since July 2006. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon received an A.B. in English and Political Science from Wellesley College in 1974 and an M.B.A. in Finance and International Business from Columbia University in 1976. She is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of more than ten public companies over the past 25 years, including The Bombay Company, Inc. and Eddie Bauer Holdings, Inc.

Ms. Shahon’s qualifications to serve on the Board of Directors include her significant experience in the financial services and securities industries, her experience as the founder of a private direct investment firm, her experience as a director of other publicly traded companies and her extensive finance and accounting knowledge.

DANIEL TIERNEY KCG Director since 2013 Age 43

Director of KCG, served as a director and was one of the founders and managers of GETCO. Mr. Tierney has served as a member of GETCO’s board of directors since the board’s formation in 2007. Prior to founding GETCO, Mr. Tierney was a member of the Chicago Board of Options Exchange and traded with WST Trading and Third Millennium Trading. From 1993 through 1996, he worked with Ceres Trading, where he developed computerized trading strategies and traded equities, index futures and equity/index options. Mr. Tierney holds a B.A. in Economics and Finance from Bentley College.

Mr. Tierney’s qualifications to serve on the Board of Directors include his senior leadership roles, his experience as a founder and manager of a global financial services firm and his significant knowledge and understanding of matters related to financial markets generally, and, in particular, electronic trading.

Term

Each director elected will hold office until the 2015 Annual Meeting of Stockholders and until the director’s successor is duly elected or qualified, or until the director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Company.

Majority Voting Standard for Election of Directors

Under our By-Laws, in an uncontested election of directors, each director will be elected if a majority of the votes cast at any meeting at which a quorum is present are for the election of the director. For these purposes, votes cast include directions to withhold authority and exclude abstentions with respect to the director’s election.

In the event of a contested election, in which the number of candidates for election as directors exceeds the number of directors to be elected, each director will be elected by the vote of a plurality of the votes cast at any meeting at which a quorum is present.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director will promptly tender his or her resignation to the Board. The N&CG Committee will recommend to the Board whether to accept the tendered resignation or whether other action should be taken. The Board will then act on the tendered resignation, taking into account the N&CG Committee recommendation, and publicly disclose its decision within 90 days from the date of certification of election results. The Board and N&CG Committee, in making such a determination and recommendation, may consider any factors or information as they considered appropriate and relevant.

If the director’s resignation is not accepted by the Board, the director will serve until the next annual meeting and until his or her successor is duly elected, or until his or her subsequent voluntary early resignation or removal. If, during the specified period, the director’s resignation is accepted by the Board, or if a nominee is not elected and is not an incumbent director, then the resulting vacancy on the Board will be filled by a nominee chosen by the Knight Directors Committee or the GETCO Directors Committee, depending upon whether the departing director is a Knight Director or a GETCO Director.

CORPORATE GOVERNANCE

BOARD LEADERSHIP

Our Board Leadership Structure

Our Board is currently led by an independent director serving as Non-Executive Chairman, Mr. Haldeman. The Board has determined that having an independent director serve as the Non-Executive Chairman of the Board is in the best interests of stockholders because it allows the Chairman to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s operations and performance. As the independent, Non-Executive Chairman, Mr. Haldeman presides over meetings of the stockholders and the Board of Directors at which he is present. At this time, the Board believes this structure is an important mechanism for enhancing the governance practices of the Board, ensuring that independent and open discussions occur amongst independent directors and between directors and management and facilitating a leadership position within the Board. The Board maintains the authority at all times to modify this structure if necessary when doing so would be in KCG’s best interests.

Our Board believes that the current leadership structure is efficient and in the best interests of the Company for the following reasons:

•

Having a separate Chairman of the Board and CEO allows the Company to strengthen its corporate governance practices. Mr. Coleman, as CEO, is able to focus on KCG’s day-to-day management and operations and the execution of KCG’s strategies, while Mr. Haldeman is able to focus on Board matters and the relationship of and interaction between the Board and management; and

•

The independent, Non-Executive Chairman of the Board provides valuable assistance to the Board and the CEO. That assistance entails: (1) ensuring that independent and open discussions occur amongst Board members, including by presiding over quarterly executive sessions of the Board; (2) assuming a leadership role in facilitating discussion or addressing issues regarding governance issues, as appropriate, and providing feedback and strategic guidance to the Board; (3) serving as a liaison among and between independent directors and the CEO with respect to issues not readily or easily discussed in a formal setting; (4) being a strategic advisor, mentor and business partner to the CEO and helping him to achieve the strategic goals of KCG; and (5) maintaining regular interaction with senior management between Board meetings.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE

Director Qualifications

Our By-Laws provide that our Board of Directors initially consist of nine directors, of which four were nominated by Knight and five were nominated by GETCO, in each case prior to the closing of the Mergers. Our By-Laws further provide that during the specified period, which ends on July 1, 2016 (the third anniversary of the closing of the Mergers), four of our directors will be Knight Directors and five of our directors will be GETCO Directors. After considering the recommendation of the N&CG Committee, the Knight Directors Committee will have the exclusive authority to nominate, on behalf of the Board, directors to fill each seat previously held by a Knight Director, and the GETCO Directors Committee will have the exclusive authority to nominate, on behalf of the Board, directors to fill each seat previously held by a GETCO Director, subject in each case to the independence requirements discussed below.

Subject to Article 5 of our By-Laws, the N&CG Committee’s principal responsibilities are to assist the Board in reviewing and identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board nominees for directors for the next annual meeting of stockholders and to fill vacancies on the Board.

Our N&CG Committee has established in its charter criteria to be considered in considering an individual for nomination to the Board. Director nominees should:

•	Be of the highest ethical character and share our values;

•	Generally have experience at a strategy/policy setting level or have high-level managerial experience in a relatively complex organization;

•	In some cases be widely recognized as leaders in the fields of financial services or technology;

•	Have relevant expertise and experience and be able to offer advice and guidance to our CEO based on that expertise and experience; and

•	Have the ability to exercise sound business judgment, work effectively with others and have sufficient time to devote to our affairs.

We also seek to select a diverse group of directors for nomination to the Board, with diversity reflecting a range of talents, ages, professional skills, background and experience. There is no formal process for implementing this policy, but diversity is considered by the Board in determining overall Board composition.

During the specified period, our N&CG Committee will consider and make recommendations to the Knight Directors Committee and the GETCO Directors Committee, as appropriate, regarding nominees to the Board. The Knight Directors Committee and the GETCO Directors Committee, as appropriate, will consider the recommendations of the N&CG Committee and make all nominations to the Board in accordance with Article 5 of our By-Laws.

Additionally, our Corporate Governance Guidelines (a copy of which may be found on our website at www.kcg.com in the “Corporate Governance” section of “Investors”) set forth a list of factors that, absent a waiver by a majority of the Board or pursuant to Article 5 of our By-Laws, will disqualify an individual from service on our Board. These factors require that a director not:

•	Be an employee or director of a company in significant competition with the Company;

•	Be an employee or director of a major or potentially major customer, supplier, contractor, counselor or consultant of the Company;

•	Have been an employee of the Company or its subsidiaries within the last three years; or

•	Be an executive officer of a company where a KCG director serves on the board of directors.

Our N&CG Committee is responsible for determining annually whether each current director is subject to any of the above factors and reporting to the Board on its determinations. If a director is subject to any of the disqualifying factors or experiences a substantial change in occupation or business association, absent a waiver by a majority of the Board (excluding the affected director(s)), he or she will immediately offer his or her resignation, which the Board will accept.

Term Limits

Absent a waiver by a majority of our Board, our Corporate Governance Guidelines limit directors (other than the CEO) to 15 one-year terms on our Board and require that directors resign from the Board effective as of the Board meeting following the date the director reaches 72 years of age.

Director Independence

To be independent under NYSE rules, our Board must make an affirmative determination that a director does not have a “material relationship” with KCG (either directly or as a partner, stockholder or officer of an organization that has a material relationship with KCG). The NYSE has bright-line tests that disqualify a director from being determined to be independent, including if the director is employed by KCG. In addition, the Board must still consider all circumstances surrounding any existing relationship between KCG and a director to determine whether a material relationship exists outside of the bright-line tests.

Our Board has considered the independence of all nine of our directors and has made an affirmative determination that our independent directors are Charles E. Haldeman, Jr., Rene Kern, James T. Milde, John C. (Hans) Morris, Daniel F. Schmitt and Laurie M. Shahon. As our CEO, Daniel Coleman is not independent. In addition, we have determined that Stephen Schuler and Daniel Tierney, as the founders and former managers of GETCO, a wholly-owned subsidiary of KCG, are not currently independent.

The members of the Knight Board prior to the Mergers were William L. Bolster, Martin J. Brand, Thomas Joyce, James W. Lewis, James T. Milde, Matthew Nimetz, Christopher C. Quick, and Frederic J. Tomczyk, each of which was deemed to be an independent director by the Knight Board other than Mr. Joyce.

Our Standards of Independence; Related Party Transactions

Our Corporate Governance Guidelines require that at least a majority of the directors on our Board be “independent” as defined under the NYSE Listing Standards. Additionally, our By-Laws require that, through July 1, 2016, at least three of the four Knight Directors and two of the five GETCO Directors be independent in accordance with NYSE listing requirements.

Directors also are required under our Corporate Governance Guidelines to abide by our Code of Business Conduct and Ethics (a copy of which may be found at our website at www.kcg.com in the “Corporate Governance” section of “Investors”), and each director must recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interests unrelated to his or her service on the Board. Unless an exception is granted by a majority vote of our Board and excluding service with non-profit institutions, no director may serve on more than two boards of public companies in addition to our Board, and no director may serve on the board of an entity that has one or more executive officers serving as a member of our Board.

In determining that each of the directors, other than Messrs. Coleman, Schuler and Tierney, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

Our Code of Business Conduct and Ethics requires all employees to disclose to KCG any conflicts of interest or personal interests they may have in potential transactions. After full disclosure by an employee, the Company may approve the conduct or transactions at issue in writing. Members of the Board must disclose to the Board any personal interest they may have in a transaction in which the Board is involved and recuse themselves from participation in any decision in which there is a conflict between their personal interests and the interests of the Company.

Additionally, the charter for the Finance and Audit Committee, which we refer to as the “F&A Committee,” includes a requirement for the F&A Committee to review and approve proposed related party transactions or courses of dealings with respect to which significant stockholders or executive officers or directors or members of their immediate families have an interest, including all transactions required to be disclosed pursuant to Item 404 of Regulation S-K. A related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which KCG was, is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any “related party” (defined below) had, has or will have a direct or indirect material interest. The category of related parties consists generally of KCG’s directors, director nominees, executive officers, any person or entity who is known to be the beneficial owner of more than 5% of any class of KCG voting securities, and immediate family members of any of the foregoing persons. The following discussion of related party transactions includes transactions entered into by Knight and its subsidiaries with related parties during the period in 2013 prior to the Mergers, and transactions entered into by KCG and its subsidiaries during the period in 2013 following the Mergers.

Prior to the Mergers, Knight participated in transactions and had relationships with certain beneficial owners of over five percent of its Class A common stock or securities convertible into its Class A common stock

(collectively, the “Knight common stock”). In each case, the ordinary course trading relationships described below began prior to the time that each entity became a beneficial owner of more than five percent of the Knight common stock.

Prior to the closing of the Mergers in 2013, each of GETCO, Jefferies LLC (formerly Jefferies & Company and, together with certain of its affiliates, “Jefferies”), and TD Ameritrade Holding Corporation (“TD Ameritrade”) was a beneficial owner of more than five percent of the Knight common stock. Frederic C. Tomczyk, the President and CEO of TD Ameritrade, was also a director of Knight in 2013 prior to the closing of the Mergers. During that time period, Knight (i) earned revenues of $349,600 from transactions with GETCO, and made payments of $2,550,419 to GETCO, (ii) earned revenues of $1,056,019 from Jefferies and made payments of $136,716 to Jefferies and (iii) earned revenues of $13,513,388 from transactions with TD Ameritrade, and made payments of $12,153,457 to TD Ameritrade, in each case related to the ordinary course trading relationships that Knight maintained with GETCO, Jefferies and TD Ameritrade, respectively. In addition, after the closing of the Mergers in 2013, KCG earned revenues of $14,738,076 from Jefferies and made payments of $152,935 to Jefferies, in each case related to KCG’s ordinary course trading relationships with Jefferies.

Upon the closing of the Mergers, Jefferies was (and remains as of April 1, 2014) the beneficial owner of more than five percent of KCG’s Class A common stock, par value $0.01 per share (the “Common Stock”). Jefferies acted as financial advisor to GETCO in connection with the Mergers, for which GETCO paid Jefferies fees of $13,900,000 prior to or upon the closing of the Mergers. GETCO also agreed to reimburse Jefferies for certain of its fees and expenses as financial advisor, including fees and expenses of its counsel. KCG also paid Jefferies total fees of $34,400,163 in 2013 in connection with its service as documentation agent, administrative agent, collateral agent, syndication agent, and arranger and book manager for KCG’s first lien senior secured credit agreement (the “Credit Agreement”), as a committed bank and arranger of an acquisition bridge financing facility, and as an initial purchaser of KCG’s 8.250% senior secured second lien notes (the “Senior Secured Notes”). Although these fees were incurred by GETCO prior to the closing of the Mergers pursuant to a commitment letter between GETCO and Jefferies, they were paid by KCG on or after the closing. GETCO also agreed to reimburse Jefferies for certain of its fees and expenses in connection with the financings described above, including fees and expenses of its counsel, as well as agreed to reimburse Jefferies for certain of its ongoing fees and expenses in connection with the administration of the Credit Agreement. These reimbursements to Jefferies were paid after the closing of the Mergers and totaled $270,616.

In October 2013, KCG paid Jefferies, as solicitation agent, a solicitation fee in the amount of $1,264,945 in connection with the solicitation of consents from the registered holders of the Senior Secured Notes to amend the terms of the Senior Secured Notes.

BOARD OVERSIGHT OF RISK

Successful management of the Company requires identifying, monitoring and managing risk. Risk oversight begins with the Board of Directors and two key Board committees: the Risk Committee and the F&A Committee.

Our Board’s Risk Committee meets at least on a quarterly basis to review and assess our risks, control processes with respect to such risks, and our risk management and fiduciary policies and activities. The Risk Committee meets at least annually with our F&A Committee to review and discuss the Company’s risk management policies, procedures and insurance coverage. As set forth in our Risk Committee’s Charter, our Risk Committee’s responsibilities include, among others:

•	To review and discuss with management the Company’s organizational risk governance approach to risk management and its methods for identifying and managing risks;

•	Except for functions performed by the F&A Committee (i.e., financial risk exposure, including the liquidity risk management policy), to review and discuss with management the Company’s risk appetite and tolerance and key risks, including credit risk, market risk, operational risk (including but not limited to technology risk) and reputational risk, in the context of the Company’s business strategy, financial resources and performance;

•

To review and discuss with the Company’s Chief Risk Officer, the Company’s risk assessment and risk management guidelines, controls, policies and processes, as the case may be. The Risk Committee will meet separately at least twice a year with the Company’s Chief Risk Officer;

•	To review and discuss the Company’s Business Continuity Plan and related critical processes;

•	To discuss legal, regulatory, compliance and insurance matters relating to the Company’s risk management policies, procedures and insurance coverage with the General Counsel;

•	To discuss major technology developments, risks, and challenges with the head of Information Technology;

•	In coordination with the F&A Committee, to review and discuss disclosures regarding risk contained in the Company’s Annual Report on Form 10-K and certain other securities filings, as appropriate;

•	To review reports on selected risk topics as the Risk Committee deems appropriate from time to time;

•	To discharge any other duties or responsibilities delegated to the Risk Committee by the Board; and

•	To receive, as and when appropriate, reports from the Company’s internal audit group on the results of risk management reviews and assessments.

Our Board’s F&A Committee also plays a role in risk oversight. Our F&A Committee has oversight responsibility of the integrity of the Company’s financial statements and its risk and control environment, the relationship with the Company’s independent auditor and the Company’s internal audit function. At the management level, the internal audit function is responsible for providing reliable and timely information to our Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks. The F&A Committee meets with our Director of Internal Audit, the Chief Financial Officer and the independent auditor in separate private sessions at least quarterly to discuss any matters that may warrant committee attention.

The F&A Committee consists of independent directors who meet the independence, experience and financial literacy requirements of The Sarbanes-Oxley Act of 2002 (the “SOX Act”), the NYSE and applicable rules of the SEC. In addition, at least one member of the F&A Committee must be an audit committee financial expert under SEC rules (or the F&A Committee will advise the Company that none of its members so qualifies). The Board has determined that Mr. Schmitt is an audit committee financial expert.

The Company’s independent auditor reports directly to the F&A Committee, which has the sole authority to appoint or replace the independent auditor and to approve all audit engagement fees and terms and all permitted non-audit engagements. The F&A Committee also has the sole authority to hire and replace the Director of Internal Audit.

The following responsibilities, among other things, are within the authority of the F&A Committee:

•

Periodically discuss with management, at least annually, the Company’s major financial risk and fraud risk exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•

Discuss with the independent auditor, the Director of Internal Audit and senior management as appropriate: (i) the adequacy of the Company’s internal controls, including significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, and management’s response, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

•

Review the yearly report prepared by management and attested to by the Company’s independent auditor, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K. Receive a report from management of all significant deficiencies and/or material weaknesses and their disposition;

•

Review and approve procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including confidential anonymous submissions by employees. Annually review procedures for effectiveness. All significant matters received and their proposed resolution must be reported to and discussed with the F&A Committee; and

•	Review the Company’s disclosure control procedures in accordance with Section 302 of the SOX Act and monitor that they are followed in preparation of quarterly and annual financial statements.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 54 to 57 in our Annual Report on Form 10-K for the year ended December 31, 2013. See “Compensation and Risk” on page 20 below for a discussion of risk assessment as it relates to our compensation program.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

Board Meetings

Our current Board of Directors was appointed in connection with the Mergers on July 1, 2013, except for Mr. Haldeman, who was elected to the Board effective November 2013. Since the Mergers, our Board held 10 meetings in 2013. The Knight Board also met 10 times in 2013 prior to the closing of the Mergers. Our Corporate Governance Guidelines provide that our directors are expected to attend all regular and special meetings of our Board and committees on which they sit. During the period in 2013 prior to the closing of the Mergers, each director of Knight attended at least 75% of the aggregate number of meetings of the Knight Board and of the committees on which he or she was a member (during the period he or she was a member). Since the Mergers, for 2013, each KCG director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she was a member (during the period he or she was a member), except for Stephen Schuler, who attended over two-thirds of the meetings but missed certain meetings due to medical reasons.

Committees and Committee Charters

Following the Mergers, our Board established several standing committees, including the F&A Committee, the N&CG Committee, the Compensation Committee and the Risk Committee. Each of the committees makes recommendations to our Board as appropriate and reports periodically to the entire Board. The charters of each committee are available on our website at www.kcg.com in the “Corporate Governance” section of “Investors.”

The following table identifies the individual members of our Board serving on each of the standing committees as of the date of this Proxy Statement. Assuming re-election to the Board, the committee memberships for the 2014 term following our Annual Meeting will be unchanged.

Director	Finance and Audit	Nominating and Corporate Governance	Compensation	Risk
Daniel Coleman

Charles E. Haldeman, Jr. (1)

Rene Kern		M	M

James T. Milde	M		C	M

John C. (Hans) Morris		C	M

Daniel F. Schmitt (2)	C

Stephen Schuler				M

Laurie M. Shahon	M	M

Daniel Tierney				C

	M — Member	C — Chairperson

(1)	Independent, Non-Executive Chairman
(2)	Audit committee financial expert

Finance and Audit Committee

Since the Mergers, our F&A Committee, which consists entirely of independent directors, held five meetings in 2013. The Knight Finance and Audit Committee (consisting of William L. Bolster, James W. Lewis and Daniel F. Schmitt) met six times in 2013 prior to the closing of the Mergers. The F&A Committee of the Board of Directors assists the Company’s Board of Directors in fulfilling its oversight of (1) the integrity of the financial statements and its risk and control environment, (2) the qualification of, and relationship with, the independent registered public accounting firm, (3) the Company’s internal audit function, (4) compliance with applicable legal and regulatory requirements and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also reviews and makes recommendations to the Board regarding (1) any proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs and (2) certain acquisitions, investments, new business ventures, and divestitures by the Company. The F&A Committee annually reviews and approves the Company’s (1) treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted, (2) liquidity risk management policy and (3) contingency funding plan.

Our F&A Committee has direct responsibility for the appointment, compensation, evaluation, retention and oversight of the work of the independent registered public accounting firm, which has been engaged to prepare an audit report or to perform other audit, review or attest services for or on behalf of the Company. The F&A Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accounting firm. The independent registered public accounting firm reports directly to the F&A Committee. The F&A Committee’s function is one of oversight, recognizing that our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those statements. Annually, the F&A Committee evaluates the independent registered public accounting firm and, as appropriate, recommends that our Board request stockholder ratification of the appointment of the independent registered public accounting firm.

The F&A Committee also acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. At least annually, the F&A Committee reviews the organizational structure, qualifications, independence and performance of this function and the scope of its planned activities. The F&A Committee also oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. See “Board Oversight of Risk” beginning on page 10 above for additional discussion of the F&A Committee’s duties and responsibilities.

Our Board of Directors has determined that the F&A Committee consists entirely of directors who meet the independence requirements of the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Our Board has also determined that all members of its F&A Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board. Our Board has determined in its business judgment that Mr. Schmitt satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon his experience actively supervising a principal accounting or financial officer or public accountant. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act.

Nominating and Corporate Governance Committee

Since the Mergers, our N&CG Committee, which consists entirely of independent directors, held three meetings in 2013. The Knight Nominating and Corporate Governance Committee (consisting of William L. Bolster, James W. Lewis, James T. Milde, Christopher C. Quick, Daniel F. Schmitt and Laurie M. Shahon) did not meet in 2013 prior to the closing of the Mergers. Subject to our By-Laws, the N&CG Committee is responsible for identifying individuals qualified to become Board members consistent with the criteria included in the N&CG charter and our Corporate Governance Guidelines, including candidates recommended by stockholders in compliance with procedures set forth in the By-Laws, and to recommend that the Board select these individuals as nominees for election to the Board. Stockholders who wish to nominate directors directly at an annual meeting in accordance with the procedures in our By-Laws should follow the instructions in the section entitled “Stockholder Proposals for 2015 Annual Meeting” on page 65. Other functions of the N&CG Committee include (1) recommending the size of, and directors to serve on, committees of the Board, (2) advising the Board with respect to matters of Board composition and procedures, (3) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally and (4) overseeing the annual evaluation of our management and the Board.

Compensation Committee

Since the Mergers, our Compensation Committee, which consists entirely of independent directors, held six meetings in 2013. The Knight Compensation Committee (consisting of William L. Bolster, James T. Milde, Christopher C. Quick and Laurie M. Shahon) met seven times in 2013 prior to the closing of the Mergers. The Compensation Committee has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of our CEO, and, based on such evaluation, reviews and approves his annual salary, cash incentive bonus and long-term equity incentive bonus. The Compensation Committee is responsible for producing an annual report on executive compensation and assisting management in the preparation of a compensation discussion and analysis. Additionally, the Compensation Committee may retain and/or terminate outside compensation consultants to assist in the evaluation of executive officer compensation and has the authority to obtain advice and assistance from internal or external legal, accounting, and other advisors.

The Compensation Committee also provides assistance to the Board of Directors by setting performance-based compensation criteria for our CEO and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation and making equity grants to such key executives.

Risk Committee

Since the Mergers, our Risk Committee held two meetings in 2013. The Knight Risk Committee (consisting of James T. Milde, Matthew Nimetz and Fredric J. Tomczyk) met three times in 2013 prior to the closing of the Mergers. The primary purpose of the Risk Committee is to assist the Board in its oversight responsibilities relating to the identification, monitoring and assessment of the key risks of the Company, including the significant policies, procedures and practices employed in risk management. See “Board Oversight of Risk” beginning on page 10 above for a discussion of the Risk Committee’s duties and responsibilities.

EXECUTIVE COMPENSATION CONSULTANT TO THE COMPENSATION COMMITTEE

Following the Mergers, the Compensation Committee engaged a compensation consulting firm, Pay Governance LLC (“Pay Governance”), to serve as its external compensation consultant since the Mergers. Pay Governance previously provided guidance and advice to both GETCO and the Knight Compensation Committee prior to the Mergers. As discussed in more detail below and under “Executive Compensation,” Pay Governance provided information that informed post-merger 2013 decision making. Pay Governance received fees of $337,169 in 2013 for its services to KCG and GETCO related to executive compensation design following the closing of the Mergers and 2013 executive compensation matters, and $12,825 in 2013 for its services to Knight related to 2012 compensation matters.

The information provided by Pay Governance included: competitive salary, bonus and equity data for certain positions within KCG and general benchmarking data against our peers. In addition, Pay Governance assisted with the design, and provided analysis, of our bonus and equity award programs and provided advice related to the selection of our peer group. Our named executive officers did not participate in the selection of Pay Governance or any other compensation consultant in connection with advice regarding executive and director compensation matters. A representative from Pay Governance attends most Compensation Committee meetings and is available between meetings as a resource for the Compensation Committee and management. The Compensation Committee determines in its sole discretion which compensation consultant to retain for various services, and the consultant reports directly to the Compensation Committee. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm. In 2013, Pay Governance did not provide services to KCG management. In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Pay Governance provided the Compensation Committee a letter addressing each of the six independence factors listed in those requirements. Their responses affirm the independence of Pay Governance and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

For 2013, Pay Governance prepared an annual, comprehensive benchmarking report based on KCG’s peer group that was used by the Compensation Committee in making decisions regarding base salary, annual bonuses and equity compensation. Pay Governance’s analysis focused on a review of competitive compensation practices for a sample of the officer positions at KCG, based on proxy statement data for the companies in our peer group, as well as published survey data. Relevant findings from this analysis are discussed in more detail in our “Compensation Discussion and Analysis” herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the KCG Compensation Committee have any relationships that would create a Compensation Committee interlock as defined under applicable SEC regulation.

BOARD EVALUATION AND EDUCATION

Each year, our Board and our F&A, N&CG, Risk and Compensation Committees evaluate their effectiveness. Our Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance.

During 2013, our Board participated in Board information sessions during regularly scheduled and special meetings. During these sessions, directors received business updates from senior management, risk executives and our General Counsel.

Our Board also encourages directors to participate in continuing director education programs and our company reimburses directors for the expenses of this participation. Additionally, new directors are required to participate in our director orientation program in their first six months as a director.

CONTACTING THE BOARD OF DIRECTORS

Interested parties may send communications to our Board or our independent directors or any Board committee by mail. Correspondence should be addressed to the Board of Directors or any such individual director or group or Board committee members by either name or title. The correspondence should be sent to Corporate Secretary at KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our directors electronically, stockholders or interested parties may send an electronic message to boardofdirectors@kcg.com.

All communications received as set forth in the preceding paragraph will be opened by our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors or Board committee members, our General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

COMPENSATION OF DIRECTORS

Director Compensation

In connection with the Mergers, the Board of Directors was to be comprised of four Knight Directors and five GETCO Directors, which included Thomas Joyce as a Knight Director and Daniel Coleman, Stephen Schuler and Daniel Tierney as GETCO Directors, in each case as provided for in the merger agreement. Thomas Joyce, James T. Milde, Daniel F. Schmitt and Laurie M. Shahon were named the Knight Directors and Daniel Coleman, Rene Kern, John C. Morris, Stephen Schuler and Daniel Tierney were named the GETCO Directors upon the closing of the Mergers. Thomas Joyce was appointed by the Board to serve as the Executive Chairman. Shortly following the closing of the Mergers, Mr. Joyce resigned from the Board and Mr. Schuler was appointed as Non-Executive Chairman of the Board. Charles E. Haldeman, Jr. was thereafter recommended by the remaining members of the Board, and ultimately nominated by the Knight Directors Committee, to fill the vacancy on the Board created by Mr. Joyce’s resignation. On October 29, 2013, Mr. Haldeman was elected to the Board of Directors and appointed to serve as the Non-Executive Chairman, effective November 1, 2013.

Upon recommendation from the Compensation Committee, the Board of Directors has adopted a director compensation policy for the non-employee members of the Board of Directors. New directors will receive a sign-on grant of restricted stock units (“RSUs”) with a value of $80,000. Continuing directors will receive, on the first business day after the annual meeting of stockholders, an annual grant of RSUs with a value of $80,000. Continuing directors will also receive, on the first business day after the annual meeting of stockholders, an annual cash retainer of $80,000, which will cover the period until the following annual meeting of stockholders. The annual cash retainer will be prorated for new directors who join between annual meetings of stockholders. Continuing directors may elect to receive the annual cash retainer in the form of RSUs. All RSUs will have a one-year vesting period. If a director leaves before the one-year anniversary of the grant date, the director will forfeit the RSUs (except in the event of non-renewal of term (if the director serves the remainder of his or her current term), retirement, death or disability).

Committee chairs will receive an additional $20,000 annual cash retainer. Committee members will not receive any additional membership fees. Committee members will, however, receive $1,000 for each committee meeting they participate in. Also, directors will not receive any fees for attending Board of Directors meetings. Directors will be required to own stock with a value equal to three times the annual cash retainer ($240,000). This requirement must be met within five years from the time the director joins the Board of Directors.

In connection with Mr. Haldeman’s election to the Board of Directors and appointment as Non-Executive Chairman, on November 1, 2013, he was granted RSUs with a value of $250,000, which have a one-year vesting period. On the first business day after the annual stockholders meeting in May 2014, Mr. Haldeman, as Chairman of the Board of Directors, will also receive RSUs with a value of $320,000. Mr. Haldeman did not receive a cash retainer for 2013 and will not receive a cash retainer for 2014.

The Board of Directors established Mr. Haldeman’s compensation package outside of this compensation policy given the additional contributions expected of him as Non-Executive Chairman of the Board of Directors (such as providing strategic guidance and feedback to our CEO and Board of Directors, maintaining regular interaction with senior management between Board of Directors meetings and regularly spending time at KCG’s offices).

All directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for KCG. KCG also extends coverage to directors under its directors’ and officers’ indemnity insurance policies.

2013 Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served in 2013. Mr. Coleman did not receive any compensation for his service as a director. Leonard Amoruso and Andrew Greenstein briefly served on KCG’s Board of Directors in 2013, but did not receive any compensation for their Board service. As required by SEC rules, we have included compensation paid to Knight directors in 2013 prior to the Mergers. Mr. Joyce did not receive any compensation for his services as a director of Knight prior to the Mergers or as a director of KCG after the closing of the Mergers. Mr. Joyce resigned from the KCG Board on July 3, 2013.

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
KCG Directors
Charles E. Haldeman, Jr.	—	250,000	—	250,000
Rene Kern	87,000	80,000	—	167,000
James T. Milde (7)	301,000	80,000	—	381,000
John C. (Hans) Morris	108,000	80,000	—	188,000
Daniel F. Schmitt (7)	288,000	80,000	—	368,000
Stephen Schuler	81,000	80,000	3,459	164,459
Laurie M. Shahon (7)	254,000	80,000	—	334,000
Daniel Tierney	102,000	80,000	11,486	193,486
Former Knight Directors
William L. Bolster	201,000	—	—	201,000
Martin J. Brand (8)	143,500	—	—	143,500
James W. Lewis	164,000	—	—	164,000
Matthew Nimetz	158,000	—	—	158,000
Christopher C. Quick	155,500	—	—	155,500
Fredric J. Tomczyk (9)	155,000	—	—	155,000

(1)

Generally, the term of office for Knight directors began immediately following election at Knight’s annual meeting of stockholders (typically held in May) and ended upon the election of directors at the next annual meeting of stockholders held the following year. Due to the Mergers, Knight did not hold an annual meeting of stockholders in May 2013 and Knight directors served on the Knight Board until the closing of the Mergers. Annual cash retainers and committee chair fees were awarded at the beginning of 2013 to each Knight director and were not prorated due to the Mergers. Prior to the closing of the Mergers, the Knight Board approved a one-time special cash bonus to each non-employee Knight director of $80,000, payable upon closing of the Mergers, in recognition of the contributions and service provided by the Knight Board during the Mergers process and in lieu of the annual RSU grant that would have been made had Knight held an annual meeting of stockholders in 2013.

(2)

Each KCG non-employee director, except for Mr. Haldeman, received an annual cash retainer of $80,000 in July 2013 for services to be provided until KCG’s first annual meeting of stockholders. Going forward, annual cash retainers and committee chair fees will be awarded on the day following the KCG annual meeting of stockholders. In the event that during the year a new director is elected to the Board, or an existing director is named a Chairperson of a Board committee, retainer and Chairperson fees will be prorated.

(3)

For former Knight directors who are not KCG directors, meeting fees included in the table represent fees paid for Knight Board and committee meetings attended prior to the Mergers. For former Knight directors who are continuing KCG directors, meeting fees represent fees paid for Knight Board and committee meetings attended prior to the Mergers and committee meetings attended following the Mergers. For KCG directors who were not former or continuing Knight Directors, meeting fees represent fees paid for committee meetings attended following the Mergers as the Company does not pay meeting fees for attendance at Board meetings.

(4)

In July 2013, each director of KCG, except for Mr. Haldeman, was granted an award of 7,221 RSUs with a grant date fair value of $80,000. Each RSU will vest one year from the date of grant or upon earlier retirement and will be settled upon vesting. As these RSU awards are considered to be retirement eligible, in accordance with FASB ASC Topic 718 the full value of each RSU award was recognized as an expense upon grant.

(5)

In connection with Mr. Haldeman’s appointment as Non-Executive Chairman on November 1, 2013, he was granted 28,769 RSUs with a grant date fair value of $250,000. The RSUs will vest one year from the date of grant or upon earlier retirement and will be settled upon vesting. As this award is considered to be retirement eligible, in accordance with FASB ASC Topic 718, the full value of the award was recognized as an expense upon grant.

(6)

After the closing of the Mergers, KCG paid $3,459 and $11,486, respectively, to maintain telecommunications lines installed by GETCO at the residences of Mr. Schuler and Mr. Tierney. KCG ceased paying for such services in the first quarter of 2014.

(7)	Includes compensation for services in 2013 both as a director of Knight prior to the closing of the Mergers, and of KCG following the closing of the Mergers.
(8)	Director compensation relating to Mr. Brand’s service on the Knight Board was paid to Blackstone Management L.L.C.
(9)	Director compensation relating to Mr. Tomczyk’s service on the Knight Board was paid to TD Ameritrade Holding Corporation.

COMPENSATION AND RISK

KCG designs its compensation policies and practices in a way to support a strong risk management culture. KCG’s compensation program is designed to encourage its executive officers and employees to focus on KCG’s short-term and long-term performance.

Our KCG Holdings, Inc. Amended and Restated Equity Incentive Plan (our “Equity Incentive Plan”), which was modified by the Compensation Committee in March 2014, provides that, if at any time within two years after the date on which an employee exercises an option or stock appreciation award (“SAR”) or on which restricted stock of RSUs vest, the employee is (1) terminated for cause, (2) engages or has engaged in any activity that is in violation of a non-competition agreement, (3) violates or has violated any confidential or proprietary information obligation the employee owes to KCG (including, but not limited to, obligations in any non-compete agreement, employment agreement, offer letter, employee handbook, non-disclosure agreement, Code of Business Conduct or Ethics, equity award agreement or any other Company agreement signed by the employee that contains such obligations) and/or (4) engages in or has engaged in any act of fraud against KCG, the Compensation Committee may require the employee to pay to KCG an amount equal to the gain he or she realized from the realization event. The Company also may cancel or adjust any award if KCG’s financial statements on which the calculation of the award was based are subsequently restated, and the Compensation Committee determines that such restated financial statements would have resulted in a smaller award, or no award, if such information had been known at the time the award was originally calculated.

In addition, the Board adopted a Compensation Recoupment Policy to maintain and enhance a culture that is focused on integrity, accountability and that discourages conduct detrimental to the Company’s sustainable growth. The Compensation Recoupment Policy provides that, in the event that the Company restates its financial statements, the Compensation Committee may recoup from any executive officer the annual bonuses (regardless of whether the bonuses were paid or awarded in cash, equity or both) earned during the three-year period preceding the date on which the Company files restated financial statements with the SEC.

Going forward, on a regular basis, our Compensation Committee intends to review the Company’s employee compensation plans and practices for alignment with sound risk management.

Based on the above, we do not believe that our compensation plans and practices create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE OFFICERS

Executive Officers

Executive Officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of KCG as of April 1, 2014 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Daniel Coleman	49	Chief Executive Officer
Steven Bisgay	47	Chief Financial Officer
John DiBacco	37	Global Head of Equities Trading
John McCarthy	50	General Counsel and Corporate Secretary
Nick Ogurtsov	36	Chief Operating Officer and Chief Risk Officer
Ryan Primmer	44	Global Head of Fixed Income, Foreign Exchange and Commodities Trading
Jonathan Ross	45	Chief Technology Officer
George Sohos	47	Global Head of Client Market Making
Greg Tusar	45	Co-Head of Global Execution Services and Platforms

For selected biographical information with respect to Mr. Coleman, please refer above to the biographical information of our directors. Selected biographical information with respect to the other executive officers is set forth below.

Steven Bisgay (47), Chief Financial Officer since the closing of the Mergers, has almost 25 years of experience in the securities and financial services industries. Prior to the Mergers, Mr. Bisgay was Knight’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He had been the Chief Financial Officer of Knight beginning in August 2007, was named Executive Vice President in May 2012 and became Chief Operating Officer in September 2012. Prior to these appointments, Mr. Bisgay was the Managing Director, Business Development for Knight beginning in November 2005. Previously, Mr. Bisgay was the Group Controller for Knight beginning in June 2003 and the Director of Internal Audit for Knight beginning in June 2001. Mr. Bisgay is a certified public accountant and was employed in the financial services industry practice at the accounting firm of PricewaterhouseCoopers LLP from 1989 to 2001, most recently as a Senior Manager. Mr. Bisgay served on the Board of Managers of Direct Edge Holdings LLC from July 2007 to December 2008, and from January 2013 until its merger with BATS Global Markets, Inc. in January 2014. Mr. Bisgay received a B.S. in Accounting from Binghamton University in 1989 and an M.B.A. from Columbia University in 2000.

John DiBacco (37), Global Head of Equities Trading since the closing of the Mergers, is responsible for trading and development of KCG’s equities businesses. Previously, Mr. DiBacco was the Global Head of Equities Trading at GETCO, where he was a member of the senior leadership overseeing GETCO’s U.S. equities business and where he led the options, global arbitrage and equity mid-frequency trading teams. Prior to joining GETCO, Mr. DiBacco spent 14 years at UBS, where he held a series of positions in U.S. ETF Trading, U.S. Program Trading, U.S. Derivatives Trading, Global Electronic Volatility Trading, and Prime Brokerage Swaps and Securities Lending, and most recently, was Managing Director and Head of Trading for the Global Synthetic Equity unit. Mr. DiBacco received a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology in 1998.

John McCarthy (50), General Counsel and Corporate Secretary since the closing of the Mergers, focuses on a broad range of global corporate and regulatory matters for KCG. Previously, Mr. McCarthy was General Counsel of GETCO, which he joined in 2006. Prior to 2006, Mr. McCarthy served as associate director at the Securities and Exchange Commission, where he led the Office of Compliance Inspections and Examinations in the Market Oversight unit, which was responsible for regulatory oversight of trading on stock and options exchanges. Prior to his position with the SEC, Mr. McCarthy clerked for the Court of Special Appeals of

Maryland. Mr. McCarthy earned a B.S. in Engineering and an A.B. in Economics from the University of Michigan in 1986, an M.Sc. in Finance from the London School of Economics in 1988 and a J.D. with Honors from the University of Maryland in 1991.

Nick Ogurtsov (36), Chief Risk Officer since the closing of the Mergers and Chief Operating Officer since August 16, 2013, has more than 16 years of experience in leadership and financial markets. As Chief Operating Officer, he is responsible for overseeing KCG’s operations, clearing, middle office, real estate, administration and other functions. As Chief Risk Officer, he is responsible for managing KCG’s strategic and operational risk management framework. Previously, Mr. Ogurtsov was the Chief Risk Officer of GETCO. Prior to joining GETCO in 2012, Mr. Ogurtsov spent most of his career at UBS and predecessor companies, most recently as Managing Director and Global Head of EMM Group, a high-frequency electronic trading group with a global team across New York, London and Tokyo. He was also Chairman of the Asia-Pacific Cash Equities Operating Committee and Member of the Cash Equities Managing Board at UBS, where he oversaw the rebuilding of UBS’s cash equities technology in Asia-Pacific region. He began his career at SBC Warburg (subsequently merged into UBS) as a convertible bonds trader and later co-headed the equity-linked structured products team. Mr. Ogurtsov received a B.S. in Physics and Computer Science from Beloit College in 1995 and a Master’s degree in Computer Science from the University of Arizona in 1997.

Ryan Primmer (44), Global Head of Fixed Income, Foreign Exchange and Commodities Trading since August 2013, has over 20 years of experience in the financial services industry. Prior to joining KCG, Mr. Primmer spent more than 21 years at UBS and its predecessor firms. He began his career in 1991 at derivatives firm O’Connor and Associates in Chicago, Illinois, working as an options trader and market maker. Mr. Primmer transitioned to trading convertible bonds and eventually spent time in London and New York where he was co-head of trading for the convertible bond desk. From 1999 to 2004, he led the expansion of the U.S. program and quantitative trading business. From 2004 to 2008, Mr. Primmer was UBS’s head of trading for U.S. equities until he was appointed during the financial crisis to lead the efforts to dissolve the company’s mortgage asset portfolios and help establish and lead the UBS’s fund management team for StabFund. From 2009 to 2012, Mr. Primmer was Global Head of Equities Proprietary Trading at UBS, overseeing fundamental and statistical strategies. Just prior to joining KCG, he was Global Head of Equities Trading at UBS. Mr. Primmer received a B.A. in Economics from Lawrence University in 1991.

Jonathan Ross (45), Chief Technology Officer since the closing of the Mergers, has more than 13 years of experience in financial technology and leadership. Previously, Mr. Ross was Chief Technology Officer of GETCO, which he joined in 2007. Prior to becoming Chief Technology Officer, he was head of GETCO Execution Services in Europe, where he oversaw order management, execution and technology solutions for European clients. Mr. Ross is a member of the European Securities and Markets Authority’s Secondary Markets Standing Committee Consultative Group. Prior to joining GETCO, Mr. Ross was the Chief Technology Officer of the NASDAQ Stock Market (“NASDAQ”) following its acquisition of Inet ATS in December of 2005. While at NASDAQ, Mr. Ross led the “Single Book” integration of INET, Brut and NASDAQ’s SuperMontage into a single platform and oversaw NASDAQ’s initial implementation of Regulation NMS. Prior to his position at NASDAQ, Mr. Ross was the Chief Technology Officer of Inet ATS, Inc., where he also previously served as First Vice President of Technology, in charge of development and maintenance of INET’s core trading platform. He held the same position at the Island ECN, which was acquired by Instinet Group Inc. in 2002. Mr. Ross also has more than 15 years of experience in the software and technology industries.

George Sohos (47), Global Head of Market Making since the closing of the Mergers, oversees KCG’s global market making activities. Previously, Mr. Sohos was Head of Market Making at Knight beginning in March 2011. Prior to that appointment, Mr. Sohos was a member of the senior management team for Knight’s electronic trading group from 2005 to 2011, where his primary responsibilities involved work related to Knight’s

U.S. and European client trading strategies. Mr. Sohos began working at Knight in 2000. Prior to joining Knight, Mr. Sohos worked as a software engineer at IBM Corporation and as a senior scientist at Enviro Engineering. Mr. Sohos received a B.S. in Mathematics from University of Patras in Greece in 1988 and a Ph.D. in Applied Mathematics from the University of Arizona in 1994.

Greg Tusar (45), Co-Head of Global Execution Services and Platforms since August 2013, is responsible for KCG’s sales, products and platforms globally. Mr. Tusar joined KCG in August 2013 from Goldman Sachs, where he spent 13 years, most recently as a partner and global head of the firm’s equities electronic trading business. Mr. Tusar helped Goldman Sachs expand its electronic trading franchise. Mr. Tusar was previously a limited partner at Spear, Leeds and Kellogg (“SLK”), when Goldman Sachs acquired the firm in 2000. He also worked for seven years at TLW Securities, most recently as its CEO, before it was acquired by SLK in 1999. He began his career at Mentor Graphics, an electronic design automation firm.

PROPOSAL 2—ADVISORY APPROVAL OF 2013 COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires public companies to provide their stockholders with an advisory vote to approve executive compensation at least once every three years. We are providing this stockholder advisory vote on our executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a).

This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program and policies. At the annual meeting of Knight stockholders in 2011, Knight stockholders approved a proposal to hold a stockholder advisory vote on executive compensation every year. As the successor to Knight, we will hold an advisory vote every year until the next stockholder vote on the frequency of the advisory vote, which we expect will occur on or before our 2017 annual meeting of stockholders.

Our Board values our stockholders’ feedback and pays careful attention to executive compensation communications. Our executive compensation program is designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our stockholders, as discussed in more detail throughout this Proxy Statement. We believe this design and alignment appropriately balances risk and reward. Further, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to KCG’s success.

Effect of Advisory Vote

Your vote on this resolution is an advisory vote. The Board is not required by law to take any action in response to the stockholder vote. However, the Board values our stockholders’ opinions, and the Board intends to evaluate the results of the vote carefully when making future decisions regarding compensation of the named executive officers.

Resolution

The Board of Directors recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders approve the 2013 compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables and related disclosure.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” approval of the 2013 compensation of our named executive officers, as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY—KCG COMPENSATION

The period following the Mergers in 2013 was an extraordinary time for KCG. First and foremost, we spent the second half of 2013 working to integrate the Knight and GETCO businesses, with a goal of creating one of the world’s largest independent market makers. This integration will be an important step in positioning the Company to compete in an increasingly competitive industry and generate long-term returns for our stockholders. We also took steps to refocus our business on market making and trading services by disposing of, or closing, non-core, capital-intensive and low-margin assets, which included the sale of Urban Financial of America, LLC (formerly Urban Financial Group, Inc.). In addition, we were able to integrate the firm’s core offerings, exceed our projected annualized cost synergies for 2013, achieve profitability on an operating basis for the second half of 2013, reconfigure our execution model to enhance the available liquidity for clients across asset classes, redesign our strategic and operational risk management framework and consolidate our U.S. broker-dealer subsidiaries from four to one.

Throughout the time leading up to and following the completion of the Mergers, we were faced with unique challenges related to executive retention and linking compensation to the interests of our stockholders. It became particularly imperative to build out and keep a strong, consolidated management team intact in order to plan and execute a successful integration of Knight and GETCO. As a result, our executive compensation program was designed to support our ability to hire and retain key leaders in 2013, while working to develop a go-forward compensation structure that maintains a strong link between compensation and long-term stockholder interests. This compensation program was also designed to recognize that our named executive officers’ responsibilities in 2013 did not just include their day-to-day business responsibilities for which they primarily were hired, but also included responsibilities associated with combining the Knight and GETCO businesses.

The principles for a go-forward compensation program have been designed to reflect our core principles of pay for performance, alignment with stockholders’ interests and appropriate risk taking. We intend to structure our compensation over the next several years to reflect these principles in our evolving business environment.

2013 Business Results

• Profitable on an operating basis since the Mergers	• Consolidated U.S. broker-dealer subsidiaries from four to one by January 1, 2014

• Exceeded upper range of the projected $90 to $110 million in annualized cost savings synergies within six months of the Mergers	• Made $300 million in principal debt prepayments (with additional $185 million in principal prepayments made in the first quarter of 2014)

• Completed a series of strategic divestitures and closings of non-core, capital-intensive and low-margin businesses in 2013

Executive Compensation Program

• No tax gross-ups for perquisites	• Annual reviews of our compensation program by our Compensation Committee

• No single-trigger change-in-control benefits	• No stock options with exercise price below market

• No tax gross-ups on severance payments	• No repricing of underwater stock options

• Recoupment of cash incentive and equity awards from executive officers in the event of certain financial statement restatements and other events	• No excessive perquisites or benefits

Amended and Restated Equity Plan.    Stockholders approved our Equity Incentive Plan at our Special Meeting of Stockholders in December 2013 to, among other things, increase shares available for grant under the Equity Incentive Plan and permit compliance with Section 162(m) of the Internal Revenue Code (the “Code”). The Equity Incentive Plan is described in more detail under “KCG Equity Plans and Award Agreements” below.

2014 Pay-For-Performance Enhancements.

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Performance Metric Alignment.    Beginning in 2014, we are further refining the performance metrics underlying our incentive compensation to more closely align with executive officers’ individual roles at KCG. Executives working in business lines, as well as Mr. Coleman, will have a higher proportion of their 2014 incentive compensation tied to the achievement of KCG firm-wide financial performance metrics as opposed to achievement of specific business initiatives.

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Increased Equity Portion of Annual Incentive Compensation.    Any annual incentive award earned by our CEO for the 2014 fiscal year will continue to be paid 80% in the form of unvested equity awards. 60% of any annual incentive awards earned by our executive officers (other than our CEO) for the 2014 fiscal year will be paid in the form of equity awards subject to vesting conditions, as compared to 50% in 2013.

PRE-MERGERS KNIGHT COMPENSATION PROGRAMS

Knight’s executive officer compensation program, in which Messrs. Joyce, Bisgay, Amoruso and Sohos participated prior to the Mergers, generally consisted of three key elements: base salary (or commission, if applicable), annual incentive compensation, including annual performance-based incentive compensation, and long-term equity-based awards. Consistent with market practices in the financial services industry, a majority of the compensation to executive officers consisted of incentive compensation. Since KCG is the successor company to Knight for SEC reporting purposes, certain individuals who served as executive officers of Knight during 2013 qualified as named executive officers of KCG for purposes of this Proxy Statement under SEC reporting rules even though they did not serve as executive officers of KCG after the Mergers, including Messrs. Joyce and Amoruso (although Mr. Joyce served as Executive Chairman of the Board of KCG until his resignation effective July 3, 2013).

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Base Salary.    In general, salaries were intended to make up the smallest portion of overall executive compensation. Base salaries of executive officers generally were fixed at the beginning of each year and generally were not changed during the year except for promotions, changes in responsibilities or changes in industry practice. The Compensation Committee of Knight reviewed base salaries annually and made adjustments to reflect market practice, individual performance and other elements of compensation.

•	Annual Bonus Awards. Each of Knight’s named executive officers participated in Knight’s 2009 Executive Incentive Plan (the “Knight EIP”), which provided for annual incentive compensation based on the achievement of performance goals and objectives. With respect to Knight named executive officers, baseline Section 162(m) performance goals were set by the Knight Compensation Committee. Mr. Joyce, in consultation with the Knight Compensation Committee, established additional broad performance objectives for Knight named executive officers other than Mr. Joyce. Bonuses were not earned under the Knight EIP in respect of 2012 performance as a result of the technology issue Knight experienced in that year, but the Compensation Committee of Knight, in consultation with Mr. Joyce, determined that the performance of certain individuals, including Messrs. Bisgay, Sohos and Amoruso, should not be as adversely affected by the technology issue. Therefore, the Compensation Committee approved a bonus to be paid to these individuals outside of the Knight EIP in 2013 in respect of 2012 performance. Due to SEC reporting rules, this bonus is reflected in the 2013 row in the Summary Compensation Table, despite the fact that it relates to 2012 performance. Mr. Joyce was not paid any bonus in 2013 in respect of fiscal year 2012 performance in addition to the retention payment paid to him in cash upon the closing of the Mergers.

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Long-Term Incentives.    Knight believed that the most effective means to encourage long-term performance by Knight’s executive officers was to create an ownership culture by granting equity-based awards that vested based on continued employment. In January of each year, the Knight Compensation Committee generally approved the grant of RSUs and/or stock options as part of the executive’s annual incentive compensation. The Knight Compensation Committee also made occasional grants during the year to employees, and delegated to Mr. Joyce the authority, subject to certain limitations and ratification by the Knight Compensation Committee, to make limited equity grants to employees, other than executive officers.

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Perquisites.    Generally, Knight did not believe it was necessary for the attraction or retention of management talent to provide executives with a substantial amount of compensation in the form of perquisites. Accordingly, Knight did not have a formal perquisite policy, although the Knight Compensation Committee periodically reviewed perquisites for named executive officers. Pursuant to Knight’s employment agreement with Mr. Joyce, which is discussed in more detail under “Agreements with Our Named Executive Officers” below, Knight provided certain perquisites to Mr. Joyce, including a vehicle and driver and/or third-party car service for commuting to and from Knight’s various offices and reimbursed Mr. Joyce for the associated tax payment related to that benefit. Knight did not provide any material perquisites to any of the other named executive officers.

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Benefits.    Knight provided named executive officers with participation in employee benefit programs on the same basis as all Knight employees. In addition, Knight named executive officers were eligible to participate in nonqualified deferred compensation plans, which permitted the named executive officers to defer compensation in excess of the amounts that were legally permitted to be deferred under Knight’s tax-qualified 401(k) savings plan.

In recognition of the key roles that Messrs. Joyce and Amoruso were to play in facilitating the Mergers, Knight entered into agreements with Messrs. Joyce and Amoruso in late 2012 and 2013, respectively, to ensure their continued services through the closing of the Mergers. For more details regarding Knight’s agreements with Messrs. Joyce and Amoruso, see “Agreements with Our Named Executive Officers” below.

2013 KCG COMPENSATION DECISION-MAKING PROCESS

Compensation Philosophy

The Compensation Committee believes KCG’s compensation programs should support its business strategies and provide balanced incentives for achieving short-term and long-term business goals and objectives. KCG designs compensation packages that are intended to align the long-term economic interests of KCG’s executive officers with its stockholders’ interests while, in 2013, building a strong core leadership team.

In making compensation decisions, the Compensation Committee utilizes the following core principles to ensure that our compensation structure is competitive and reflects our core values:

•	Pay for performance. Support the attainment of KCG’s vision, business strategy and operating imperatives while reinforcing KCG’s business values.

•	Alignment with stockholders’ interests. Motivate actions that contribute to superior financial performance and long-term stockholder value.

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Appropriate risk taking.    Ensure that our incentive compensation arrangements do not encourage our employees to take unnecessary and excessive risks, including risks that threaten the value of the company.

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Strong leadership team.    Ensure that KCG compensation practices reflect the fact that our competition for talent is diverse and includes a variety of financial services and technology firms. In 2013 following the Mergers, this principle was particularly important as we worked to build and retain a core leadership team to integrate the Knight and GETCO businesses and drive the Company’s performance going forward.

Key Compensation Practices

In addition to aligning executive pay with long-term stockholder interests, we are committed to good corporate governance practices and mitigation of inappropriate risk taking. To further this commitment, our 2013 compensation program had the following features:

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Long-term ownership.    As discussed below under “KCG Compensation Decisions for 2013—Long-Term Equity Incentives,” we granted unvested equity to executive officers following the Mergers to quickly align their interests with those of KCG stockholders. Additionally, a portion of bonuses paid to several of our named executive officers was in the form of unvested equity.

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Recoupment and forfeiture policies.    Our named executive officers are subject to recoupment policies that provide for the cancellation or clawback of cash incentive and equity awards in the event of, among other things, fraud and financial restatement.

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Independent compensation consultant.    Our Compensation Committee engages an independent compensation consultant in its review of executive pay and our corporate governance practices and overall compensation program.

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Continued review of compensation program.    Each year, our Compensation Committee reviews our compensation program to ensure that executive pay is aligned with Company policies, long-term stockholder interests and sound risk policies.

Compensation Committee Role and Responsibility

The Compensation Committee determines each continuing named executive officer’s compensation package in accordance with the terms of the named executive officer’s employment agreement on an annual basis and at times of promotions or other changes in responsibilities. The Compensation Committee reviews market data, such as pay data from proxy statements and other sources, as a reference point for evaluating the relative competitiveness of the compensation packages offered to the named executive officers. The Compensation Committee has also retained Pay Governance to act as its compensation consultant to provide advice and guidance on executive compensation matters and, with respect to named executive officers other than the CEO, considers recommendations from the CEO.

In making compensation decisions for the targeted total compensation opportunity for each of the named executive officers, the Compensation Committee considers each element of each named executive officer’s compensation package and the total compensation that the named executive officer may be entitled to receive.

Multiple factors may be considered in determining the amount of total compensation to award the named executive officers each year. These factors may include:

•	the present and future value of any equity-based awards that are granted during the year;

•	alignment of short-term and long-term performance of KCG with variable elements of targeted total compensation;

•	internal pay equity considerations; and

•	the relative competitiveness of KCG’s compensation packages to the market generally.

Risk

As described in the Compensation and Risk section of this Proxy Statement, our Compensation Committee reviews our compensation plans, including the plans in which each of our named executive officers and other members of our management committee participate, on a regular basis. Based on these reviews, our recoupment policies and our approach to risk management, we believe that our compensation plans, arrangements and agreements with the named executive officers are well balanced and do not encourage imprudent risk taking that threatens our company’s value. The Compensation Committee believes that the risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Role of Compensation Consultants

The Compensation Committee retained Pay Governance to serve as the Compensation Committee’s independent compensation consultant. Pay Governance regularly attends Compensation Committee meetings and, in 2013, provided advice to KCG on matters including market practices and trends, peer group composition and incentive programs and CEO target compensation and performance. We discuss payments to Pay Governance in greater detail under “Executive Compensation Consultant to the Compensation Committee” above.

Peer Group Comparison

The Compensation Committee referenced both public disclosure of total compensation for a peer group of 14 companies and compensation survey data in determining the appropriate level of compensation for our named executive officers. The peer companies from which the Compensation Committee reviewed compensation data from public disclosures were chosen based on one or more of the following characteristics: (1) size measured in terms of revenues and/or market capitalization approximately comparable to KCG, (2) KCG business competitors, (3) capital markets and technology firms and (4) firms having a business mix comparable to KCG’s. The survey data used by the Compensation Committee was compiled by Pay Governance based on the McLagan Top Management Survey. Ultimately, the Compensation Committee targeted total target compensation levels for our named executive officers between the 50th and 75th percentile of the peer group.

The peer group used for 2013 compensation decision-making consisted of:

• BGC Partners, Inc.	• CBOE Holdings, Inc.	• CME Group Inc.	• Evercore Partners Inc.
• GFI Group Inc.	• Interactive Brokers Group, Inc.	• IntercontinentalExchange Group, Inc.	• Jefferies Group LLC
• LPL Financial Holdings Inc.	• Nasdaq OMX Group, Inc.	• NYSE Euronext	• Raymond James Financial, Inc.
• Waddell & Reed Financial, Inc.	• Stifel Financial Corp.

2013 COMPENSATION

KCG Compensation Elements

Below we discuss 2013 named executive officer compensation for Messrs. Coleman, Bisgay, Sohos, Tusar and Primmer, our continuing KCG officers. As discussed below under “Agreements with Our Named Executive Officers,” Mr. Joyce and Mr. Amoruso, who are former executives from Knight, received compensation and benefits in accordance with the terms of their Knight agreements.

KCG Compensation Elements

Below are our primary named executive officer compensation elements for 2013, which are described in more detail under “KCG Compensation Decisions for 2013” below.

Component	Form	Description
Base Salary	Cash

•    Intended to retain quality executives by providing a reasonable level of financial stability and predictability

•    Set by the Compensation Committee based on position, level of responsibilities and competitive market data, and determined in the context of the overall compensation package offered to the executive

•    Represents 11—17% of total target pay of our named executive officers (excluding one-time sign-on grants and bonuses)

Annual Incentive Compensation	CEO: 80% Equity 20% Cash Other NEOs: 50%-100% Cash 0%-50% Equity

•    Designed to optimize annual short-term profitability and key financial results

•    50% earned based on the achievement of KCG financial performance goals (the “Performance Portion”) and 50% earned based on the achievement of initiatives established by KCG’s Compensation Committee in consultation with Mr. Coleman (the “Initiatives Portion”) (in each case for 2013 subject to guarantees for certain of our named executive officers)

•    For named executive officers other than Mr. Tusar, a portion is paid in cash and the remainder paid in equity (see “Long-Term Equity Incentives” row below)

•    Cash and equity are subject to the Compensation Recoupment Policy

•    For 2014:

¡     60% will be paid in unvested equity for named executive officers other than the CEO; the CEO will continue to receive 80% in the form of unvested equity

¡     Ratio of Performance Portion vs. Initiatives Portion will vary to reflect executive officers’ individual roles and responsibilities

Component	Form	Description
Long-Term Equity Incentives	CEO: RSUs, SARs and Options Other NEOs: RSUs and/or Options

•    Structured to (1) encourage the achievement of longer-term performance goals, (2) create an ownership culture focused on long-term value creation for KCG’s stockholders and (3) encourage proper risk taking on a short-term basis by balancing the short-term orientation of other compensation elements

•    Equity generally vests over a three-year period subject to continued employment through each vesting date (subject to continued vesting following, or vesting acceleration on, certain qualifying terminations)

•    2013 Annual Incentive Equity Portion: paid in unvested RSUs

•    2013 One-Time Equity Awards:

¡     Granted following the Mergers, consisted of a mix of RSUs, SARs and/or options; certain grants were made to compensate named executive officers for equity forfeited as a result of leaving a former employer to join KCG

¡     All of the SARs granted after the Mergers to the CEO were granted with an exercise price that represented a meaningful premium (nearly 100%) over the fair market value of KCG stock on the date of grant

•    For 2014: Long-term equity incentives generally will be granted in the form of RSUs

KCG also provides executives with access to 401(k) and health and welfare programs on the same terms and conditions as those made to salaried employees generally. The employment agreement with Mr. Coleman also entitles him to a car and driver for business travel purposes in New York City. Basic health, life insurance, disability benefits and similar programs give KCG’s executive officers and employees access to healthcare and income protection for themselves and their family members.

KCG Compensation Decisions for 2013

Base Salaries.

In connection with the execution of employment agreements with each of the continuing named executive officers, the Compensation Committee determined a base salary of $500,000 for each named executive officer, except Mr. Coleman, was appropriate based on competitive market data and each named executive officer’s position and level of responsibilities. After review of competitive market data from our peer group, compensation survey data, and large global banks in the context of Mr. Coleman’s total compensation package, the Compensation Committee determined that a base salary of $1,000,000 was appropriate for Mr. Coleman.

Annual Incentives.

Annual incentive awards to our named executive officers in 2013 were structured so that 50% of the target award was based on the achievement of the Performance Portion and 50% of the target award was based on the achievement of the Initiatives Portion, with potential payout of up to 200% of the target award (except for Mr. Coleman, whose maximum award was capped at $9,000,000), and, for Messrs. Coleman, Sohos, Tusar and Primmer, subject to guaranteed minimum bonuses. The Performance Portion and Initiatives Portion were driven by the financial results for KCG as well as key objectives specific to each named executive officer. As discussed above, our 2013 compensation program was, in part, designed to address the need to attract and retain a strong leadership team following the Mergers. In light of this, we provided Messrs. Coleman, Sohos, Primmer and Tusar guaranteed minimum 2013 bonuses as part of their negotiated employment agreements, which are discussed in more detail under “Agreements with Our Named Executive Officers” below.

For 2013, the Performance Portion was determined based on a KCG target Net Operating Profit Before Tax (“NOPBT”) equal to $78 million, with a threshold NOPBT equal to $39 million. NOPBT is generally calculated as income from continuing operations before income taxes for the six-month period ended December 31, 2013, adjusted for non-operating income and expense items comprising: the effects of professional fees related to the Mergers and fees related to Knight’s August 1, 2012 technology issue; the acceleration of compensation expense related to certain unit-based awards that vested upon the Mergers; compensation expense related to a reduction in workforce and the departure of the ETF management team; write-downs of assets and lease loss accrual primarily related to office consolidations; write-down of capitalized debt costs related to early repayment of debt; gains and losses from strategic assets including a gain from GETCO’s strategic investment in Knight. See “Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax Earnings” beginning on page 36 of our Annual Report on Form 10-K for additional detail on NOPBT. For 2013, the threshold NOPBT of $39 million was not achieved by KCG, so no award was earned for the Performance Portion.

The Initiatives Portion considered the named executive officers’ progress toward achieving specific objectives that reflect each officer’s individual role at KCG as discussed below. In determining the level of achievement of the Initiatives Portion for each named executive officer other than the CEO, our CEO met with each officer in early 2014 to review actual performance versus the objectives set under the Initiatives Portion, and then made recommendations to the Compensation Committee based on his performance assessment, which the Compensation Committee considered in determining actual payout of the annual incentive awards. The Chairman of the Board of Directors and the chair of the Compensation Committee reviewed the CEO’s self-performance assessment with respect to his Initiatives Portion objectives, and that assessment was considered by the Compensation Committee in determining the actual payout of Mr. Coleman’s annual incentive award. The initiatives considered for the Initiatives Portion of the awards were as follows:

•

Mr. Coleman: Integrating the Knight and GETCO businesses through strategic development and execution targets, including creation of the KCG Management Committee, achievement of cost and headcount objectives ahead of schedule, integration of our algorithms business, technology integration, real estate consolidation and order flow integration; consolidating management and creating development, recruiting and compensation plans; building and executing KCG brand strategy both internally and externally; client management targets including infrastructure and strategy; risk management targets including developing and implementing a consolidated risk framework.

•

Mr. Bisgay: Repaying $300 million of the first lien credit facility, completing the sale of Urban Financial of America, LLC, consolidating U.S. broker-dealers, implementing a management reporting hierarchy for the post-Mergers business, designing and implementing a capital allocation and cost of capital framework and enhancing the liquidity risk management framework.

The Compensation Committee determined that each of Messrs. Coleman and Bisgay exceeded his target for the Initiatives Portion. In light of the fact that the employment agreements with Messrs. Sohos, Tusar and Primmer contained meaningful guarantees, the Compensation Committee determined their bonuses based on those guarantees and did not consider achievement of their Initiatives Portion in determining the payout of their awards.

Mr. Coleman’s target award was $5,000,000, minimum award was $1,000,000 and he received an actual award equal to $3,500,000, which was paid 80% in RSUs and 20% in cash. Mr. Bisgay’s target award was $2,750,000 and he received an actual award equal to $2,162,500. Mr. Sohos received the guaranteed bonus payment set forth in his employment agreement equal to $4,520,000. Mr. Tusar’s employment agreement provided for guaranteed total compensation (calculated as base salary and cash bonus) for 2013 equal to $3,000,000, and he accordingly received an annual incentive award equal to $2,816,288. Mr. Primmer’s employment agreement provided for a minimum award equal to $2,500,000, and he received an actual award equal to that amount.

The named executive officers other than Messrs. Coleman and Tusar received half of their earned annual incentive awards in RSUs that, like the RSUs granted to Mr. Coleman, generally vest over a three-year period (with vesting beginning in some cases on the date of the Mergers) and the remainder in cash. In accordance with the terms of his employment agreement, Mr. Tusar’s annual incentive award was paid in cash.

Long-Term Equity Incentives

Long-term equity incentive awards, which are made pursuant to the Equity Incentive Plan, align a significant portion of our named executive officers’ compensation with changes in our stock price over a multiple-year period. The Company believes that equity awards are a key element of the Company’s pay-for-performance compensation program. Equity awards are inherently performance-based, because their value is directly dependent on KCG’s stock price, and are also an important tool for deferring a significant portion of compensation, which aids in retention and mitigates inappropriate short-term risk taking.

As discussed above, the bonuses paid to several of our named executive officers in respect of 2013 were paid partly in equity awards. Additionally, several of the named executive officers received one-time equity awards following the Mergers with an aim to strengthen the pay-for-performance orientation of their total compensation packages, compensate certain executives for equity forfeited at former employers as an inducement to join KCG, and to provide an appropriate incentive to successfully integrate the Knight and GETCO businesses following the Mergers.

Following the Mergers, the Compensation Committee granted each named executive officers RSUs that generally vest over a three-year period: 195,000 to Mr. Coleman, 266,667 to Mr. Bisgay, 53,333 to Mr. Sohos, 303,031 to Mr. Tusar and 436,894 to Mr. Primmer. To further align Mr. Coleman’s interests with our stockholders’ interests, we also granted him options and SARs, with the SARs granted with an exercise price equal to $22.50, meaningfully higher than the fair market value of KCG stock on the date of grant of $11.65, and the stock options with an exercise price equal to fair market value on the date of grant. Therefore, half of Mr. Coleman’s equity appreciation award will not have any value until the stock price exceeds $22.50. Finally, Mr. Sohos and Tusar also received options with an exercise price equal to fair market value on the date of grant: 97,978 to Mr. Sohos and 90,919 to Mr. Tusar. The options granted to each of Messrs. Coleman, Sohos and Tusar and SARs granted to Mr. Coleman generally vest over a three-year period.

For more details on the stock options, SARs and RSUs held by our named executive officers, see “Outstanding Equity Awards at Fiscal Year-End 2013” below.

2013 Annual Incentive Compensation

In January 2014, based primarily on the factors discussed above, the Compensation Committee approved the following annual incentive awards paid under the Executive Incentive Plan, to the following continuing named executive officers for their performance in fiscal years 2013:

Name	Performance Year	Cash Award ($)	Value of RSU Awards ($)(1)	Total ($)(2)
Daniel Coleman (3)	2013	700,000	2,800,000	3,500,000
Steven Bisgay	2013	1,081,250	1,081,250	2,162,500
George Sohos (3)	2013	2,260,000	2,260,000	4,520,000
Greg Tusar (3)(4)	2013	2,816,288	—	2,816,288
Ryan Primmer (3)	2013	1,250,000	1,250,000	2,500,000

(1)

The number of RSUs granted to each named executive officer is determined by taking the aggregate value of the RSU award to the Named Executive Officer and dividing it by the average of the high and low price of a share of KCG Common Stock as quoted on the NYSE on the date preceding the date of grant.

(2)	Does not include base salaries paid or one-time equity awards granted in 2013.

(3)

Amount paid reflects guaranteed minimum 2013 bonuses as part of each individual’s negotiated employment agreements, except for Mr. Coleman, who earned an incentive award that exceeded the guaranteed minimum in his employment agreement.

(4)	In accordance with the terms of Mr. Tusar’s employment agreement, the 2013 annual incentive award was paid in cash.

Compensation Program Highlights for 2014

Based on the Company’s commitment to align pay and performance, the following actions will occur or are anticipated to occur for 2014:

•

Performance Metric Alignment.    Beginning in 2014, we are refining the performance metrics underlying our incentive compensation to more closely align with executive officers’ roles at KCG. Executives working in business lines (including Messrs. Sohos, Tusar and Primmer) and Mr. Coleman will receive incentive awards with a higher proportion based on achievement of the Performance Portion (approximately 75%) and all other executives (including Mr. Bisgay) will continue to receive incentive awards with half of the award earned based on achievement of the Performance Portion and half based on achievement of the Initiatives Portion.

•

Increased Equity Portion of Annual Incentive Compensation.    60% of any annual incentive awards earned by our executive officers (other than our CEO) for the 2014 fiscal year will be paid in the form of unvested equity awards, as compared to 50% paid in unvested equity awards for 2013. Any annual incentive award earned by our CEO for the 2014 fiscal year will continue to be paid 80% percent in the form of unvested equity awards.

OTHER COMPENSATION AND BENEFITS ELEMENTS

Retirement and Deferred Compensation Plans

KCG provides named executive officers with access to retirement and health and welfare programs, on the same terms and conditions as those made to salaried employees generally.

Perquisites

Our named executive officers generally are offered perquisites on the same basis as our general employee population. See the “Summary Compensation Table” set forth below for more information.

ADDITIONAL COMPENSATION POLICIES AND CONSIDERATIONS

Recoupment Policy

In addition to forfeiture provisions contained in our Equity Incentive Plan and certain equity awards, the Company has a comprehensive recoupment policy that applies to annual bonuses (in the form of cash, equity or both) earned by our executives, including the named executive officers, that is administered by the Compensation Committee. Under the policy, in the event that the Company restates its financial statements, the Board may recoup an amount from any employee who was an executive officer and who received an annual bonus during the three-year period preceding the date on which the Company files restated financial statements with the SEC (the “Recoupment Period”).

The amount that the Board will recoup will generally equal the excess of the annual bonuses paid or awarded to the executive officer during the Recoupment Period based on the original financial statements over the bonuses that would have been paid or awarded based on the restated financial statements. The Board may recoup a different amount if the circumstances warrant a deviation from this amount, provided that the maximum amount that may be recouped is the total of all annual bonuses earned during the Recoupment Period.

Although there was a restatement of legacy GETCO financials in November 2013, the Compensation Committee determined that the recoupment policy was not applicable because the restatement related only to the financial statements of legacy GETCO, and the errors leading to the restatement were identified prior to the determination of 2013 bonuses (and therefore not taken into account in determining 2013 bonuses of KCG executives).

Section 162(m) Tax Considerations

Generally, Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer and three other most highly compensated officers, other than the chief financial officer, each year. This limitation does not apply to “qualifying performance-based” compensation as defined in the Code. Following the Mergers, the Compensation Committee has and will continue to emphasize performance-based compensation for the named executive officers and will seek to minimize the impact of Section 162(m); however, the Compensation Committee may not necessarily limit executive compensation to the amount deductible under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not be deductible in order to ensure competitive levels of total compensation for the named executive officers or for other reasons.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, composed of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with KCG’s management. Based on the review and its discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee

James T. Milde, Chairman

Rene Kern

John C. (Hans) Morris

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED 2013, 2012 AND 2011

The following table sets forth information regarding compensation paid to our principal executive officer, our principal financial officer and the three most highly compensated executive officers (other than our principal executive officer and principal financial officer) for 2013, and, in accordance with SEC rules, includes summary compensation information for 2012 and 2011 if the executive officer was included in Knight’s Summary Compensation Table for those years. As required by SEC rules, the table also provides information for Mr. Joyce, who was the CEO of Knight until the Mergers, and Mr. Amoruso, who was an executive officer of Knight prior to the Mergers. For Mr. Coleman, who was chief executive officer of GETCO prior to the Mergers, the disclosure pertains to his compensation subsequent to the Mergers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Current Officers
Daniel Coleman (7)	2013	500,000	—	2,271,750	6,914,240	700,000	—	10,385,990
Chief Executive Officer

Steven Bisgay	2013	500,000	1,650,000	3,297,336	—	1,081,250	8,000	6,536,586
Chief Financial Officer	2012 2011	500,000 375,000	— —	990,000 991,000	— —	— 1,485,000	8,000 8,000	1,498,000 2,859,000

George Sohos	2013	500,000	2,878,947	2,358,762	218,030	2,260,000	8,000	8,223,739
Senior Managing Director, Head of Client Market Making	2012 2011	500,000 358,333	— —	2,856,667 4,388,112	— —	— 4,285,000	8,000 8,000	3,364,667 9,039,445

Greg Tusar (7)	2013	183,712	—	2,496,975	202,547	2,816,288	—	5,699,523
Co-Head of Global Execution Services and Platforms

Ryan Primmer (7)	2013	232,877	—	3,600,007	—	1,250,000	—	5,082,884
Global Head of Fixed Income, Foreign Exchange and Commodities Trading

Former Officers
Thomas Joyce	2013	383,653	7,500,000	—	—	—	64,474	7,949,127
Former Chairman of the Board and Chief Executive Officer	2012(8) 2011	750,000 750,000	250,000 —	2,645,547 1,799,593	— —	— 3,718,321	102,650 101,995	3,748,197 6,369,909

Leonard Amoruso (7)	2013	500,000	3,700,000	800,000	—	—	283,000	5,283,000
Former Executive Vice President and General Counsel

(1)

Amounts paid to Messrs. Bisgay and Sohos in 2013 represent cash paid outside of the Knight EIP in January 2013 in respect of fiscal year 2012 performance (for an explanation of these amounts see “Pre-Mergers Knight Compensation Programs” above). See note 8 for a description of 2012 amounts to Mr. Joyce. Amounts paid to Mr. Joyce in 2013 represent a one-time retention payment paid in cash on the closing of the Mergers in lieu of Mr. Joyce’s right to any severance payments and benefits on a subsequent termination of employment with KCG. Mr. Joyce was not paid any bonus in 2013 in respect of fiscal year 2012 performance in addition to such cash retention payment. Amounts paid to Mr. Amoruso represent cash of $1,200,000 paid outside of the Knight EIP in January 2013 in respect of fiscal year 2012 performance and cash of $2,500,000 paid in January 2014 in respect of a one-time cash retention payment pursuant to the terms of Mr. Amoruso’s Agreement and Release with Knight. For more details regarding 2013 compensation to Messrs. Joyce and Amoruso, see “Pre-Mergers Knight Compensation Programs” above and “Agreements with Our Named Executive Officers” below.

(2)

Represents the aggregate grant date fair value of RSUs, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(3)

RSUs generally vest in equal installments on each of the first three anniversaries of the grant date (or in the case of grants to Messrs. Sohos and Bisgay in August 2013, the anniversaries of the closing of the Mergers), subject to “double-trigger” vesting upon qualifying terminations of employment following a change-in-control. RSUs granted in respect of Knight common stock granted prior to 2013 fully vested on the closing of the Mergers on July 1, 2013. See note 8 for a description of 2012 amounts to Mr. Joyce.

(4)

Represents the aggregate grant date fair value of options for named executive officers other than Mr. Coleman. For Mr. Coleman, represents options with a grant date fair value of $5,348,370 and SARs with a grant date fair value equal to $1,565,870. Such values are computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Options and SARs generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change-in-control.

(5)

Represents cash earned for fiscal years 2013 and 2011, as applicable, by the named executive officers under Knight’s EIP or the Company’s Executive Incentive Plan. Subject to voluntary deferrals, the amounts were paid in January 2014 and 2012, respectively. Knight sponsored a voluntary deferred compensation plan, under which certain senior employees can voluntarily elect to defer receipt of all or a portion of their cash bonus. Mr. Joyce elected to defer $500,000 of his cash award for fiscal year 2011, which is included in the above table for 2011 and was paid to Mr. Joyce in 2013 in connection with the Mergers.

(6)

All other compensation includes an $8,000 matching contribution in the applicable year with respect to each applicable named executive officer’s participation in Knight’s tax qualified 401(k) savings plan ($7,500 for Mr. Joyce). For Mr. Amoruso, all other compensation also includes a $250,000 cash severance payment in accordance with the terms of Knight’s Agreement and Release with Mr. Amoruso and $25,000 of vacation pay, which was paid in January 2014.

In addition to note 6, all other compensation for Mr. Joyce in 2013, 2012 and 2011 consists of $33,487, $63,486 and $62,829, respectively, related to providing a vehicle and driver and/or a third-party car service for Mr. Joyce’s commute to and from Knight’s various office locations, tax reimbursements of $24,487, $31,985 and $30,686, respectively, related to such perquisite and a gym membership paid by Knight in the amount of $480 in 2012 and 2011. The compensation value attributed to providing a vehicle and driver to Mr. Joyce equals the estimated incremental cost to Knight of the Knight-employed driver’s time relating to Mr. Joyce’s commute as well as the incremental cost to Knight of the additional operating expenses associated with the Knight-owned vehicle used for such commute. Also included in the compensation value is the actual cost to Knight of third-party car services in cases where such car services are provided for Mr. Joyce’s commute. The amount of the tax reimbursement is the amount of compensation paid to Mr. Joyce to reimburse him for his tax liability on the value of this perquisite. Also, Knight reimbursed Mr. Joyce for a golf club membership, which was used primarily for business purposes, in 2013, 2012 and 2011. Although Mr. Joyce was not restricted to using this membership solely for business purposes, during 2013, 2012 and 2011 this membership was used primarily for business purposes and therefore there was no incremental cost to Knight. All of the above items were contractually agreed to pursuant to his employment agreement with Knight.

(7)

Messrs. Coleman, Tusar, Primmer and Amoruso first became named executive officers in 2013 and, in accordance with SEC rules, only compensation information for 2013 is provided in the Summary Compensation Table.

(8)

2012 amounts include a $1,000,000 discretionary award paid to Mr. Joyce in January 2012, outside of the Knight EIP. The award consisted of $250,000 in cash and 57,252 Knight RSUs with a grant date fair value of $750,000. As Knight did not achieve pre-tax operating income of at least $50 million in 2012, such performance condition was not met and the Knight RSU award was forfeited as of December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED DECEMBER 31, 2013

The following table provides information on non-equity incentive compensation and equity-based compensation granted to each named executive officer during 2013. This table does not include awards granted to our named executive officers by GETCO prior to the Mergers. All equity awards were made under the Equity Incentive Plan except for awards granted by Knight prior to the Mergers, which were granted under Knight’s Amended and Restated 2010 Equity Incentive Plan.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)
Current Officers
Daniel Coleman	Cash	7/01/2013	—	700,000	—	—	—	—	—
	RSUs	7/05/2013	—	—	—	195,000	—	—	2,271,750
	Options	7/05/2013	—	—	—	—	1,700,000	11.65	5,348,370
	SARs	7/05/2013	—	—	—	—	1,700,000	22.50	1,565,870

Steven Bisgay	Cash	1/1/2013	—	1,100,000	—	—	—	—	—
	RSUs(5)	1/31/2013	—	—	—	297,298	—	—	1,100,000
	RSUs	8/12/2013	—	—	—	266,667	—	—	2,197,336

George Sohos	Cash	1/1/2013	—	2,300,000	—	—	—	—	—
	RSUs(5)	1/31/2013	—	—	—	518,730	—	—	1,919,298
	RSUs	8/12/2013	—	—	—	53,333	—	—	439,464
	Options	8/12/2013	—	—	—	—	97,978	8.24	218,030

Greg Tusar	Cash	8/20/2013	—	—	—	—	—	—	—
	RSUs	8/20/2013	—	—	—	303,031	—	—	2,496,975
	Options	8/20/2013	—	—	—	—	90,910	8.25	202,547

Ryan Primmer	Cash	7/15/2013	—	1,250,000	—	—	—	—	—
	RSUs	8/20/2013	—	—	—	436,894	—	—	3,600,007

Former Officer
Leonard Amoruso	RSUs(5)(6)	1/31/2013	—	—	—	216,217	—	—	800,000

(1)

Target incentive awards were not established for 2013. In accordance with SEC disclosure rules, the amounts disclosed in this table are representative of estimated value of the cash awards to be granted under the EIP to these named executive officers for 2013. Actual awards earned in 2012 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Represent RSU awards. For Mr. Coleman, RSUs vest one-third on July 5, 2014, one-third on July 5, 2015 and one-third on July 5, 2016. For Mr. Bisgay, 297,298 RSUs (adjusted to reflect the conversion of Knight RSUs into KCG RSUs at the Conversion Ratio, as defined below) vested one-third on January 31, 2014, and will vest one-third on January 31, 2015 and one-third on January 31, 2016, and 266,667 RSUs will vest one-third on July 1, 2014, one-third on July 1, 2015 and one-third on July 1, 2016. For Mr. Sohos, 518,730 RSUs (adjusted to reflect the conversion of Knight RSUs into KCG RSUs at the Conversion Ratio, as defined below) vested one-third on January 31, 2014, and will vest one-third on January 31, 2015 and one-third on January 31, 2016, and 53,333 RSUs will vest one-third on July 1, 2014, one-third on July 1, 2015 and one-third on July 1, 2016. For Mr. Tusar, RSUs vest one-third on August 20, 2014, one-third on August 20, 2015 and one-third on August 20, 2016. For Mr. Primmer, RSUs vest one-third on July 15, 2014, one-third on July 15, 2015 and one-third on July 15, 2016.

(3)

For Mr. Coleman, represents 1,700,000 options and 1,700,000 SARs that vest one-third on July 5, 2014, one-third on July 5, 2015 and one-third on July 5, 2016. For Mr. Sohos, represents options that vest one-third on July 1, 2014, one-third on July 1, 2015 and one-third on July 1, 2016. For Mr. Tusar, represents options that vest one-third on August 20, 2014, one-third on August 20, 2015 and one-third on August 20, 2016.

(4)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
(5)

These RSUs, the vesting terms for which are described in note 2 above, were granted pursuant to Knight’s Amended and Restated Equity Incentive Plan in 2013 but were awarded with respect to the named executive officer’s performance during 2012. The amounts disclosed are not adjusted to reflect the conversion in the Mergers of equity awards outstanding under Knight equity plans immediately prior to the Mergers into equity awards of KCG at a ratio of one share of Knight common stock for each one-third of a share of KCG Common Stock (the “Conversion Ratio”). In the Mergers and giving effect to the Conversion Ratio, these Knight RSUs were converted into 99,099, 172,910 and 72,072 KCG RSUs for Messrs. Bisgay, Sohos and Amoruso, respectively.

(6)	Mr. Amoruso’s RSUs vested upon the termination of his employment on December 31, 2013.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Agreements with Mr. Coleman

In connection with the closing of the Mergers, Mr. Coleman and KCG entered into an employment agreement, which provides for Mr. Coleman’s employment as CEO of KCG for a term of three years from the closing of the Mergers. During the term, the Board of Directors will continue to nominate Mr. Coleman to serve as a member of the KCG Board of Directors unless prohibited by applicable law.

The employment agreement with Mr. Coleman provides for, among other things: (i) an initial annual base salary of $1,000,000; (ii) an annual incentive to be paid 80% in RSUs and 20% in cash, with a target of $5,000,000 (and, for 2013 only, a minimum of $1,000,000); (iii) the grant of 1,700,000 stock options with an exercise price of $11.65; and (iv) the grant of 1,700,000 performance SARs with an exercise price of $22.50, in each case, that have five-year terms and that vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to continued employment.

Mr. Coleman will be subject to a covenant not to compete with KCG or its affiliates during his employment and for a period of 12 months following his termination for any reason and to a covenant not to solicit employees during his employment and for a period of 36 months following his termination for any reason. If Mr. Coleman breaches the non-competition or non-solicitation covenants, he must forfeit all unexercised stock options and unexercised performance SARs (whether vested or unvested) and repay to KCG any gains that he received after the end of his employment both from the exercise of stock options and performance SARs and from the vesting of any annual incentive paid in the form of equity. Following a change in control (as defined in the agreement), each of the non-competition period and non-solicitation period will be reduced to six months following his termination for any reason. Mr. Coleman’s obligation to comply with the non-competition and non-solicitation covenants survives the end of the term of the employment agreement.

If Mr. Coleman’s employment is terminated during the term of the employment agreement by KCG without cause or by Mr. Coleman for good reason (each as defined in the agreement), subject to his execution of a release, Mr. Coleman will be entitled to receive: (i) subject to compliance with non-competition and non-solicitation covenants described above, (a) continued vesting of his initial stock options and initial performance SARs, (b) continued vesting of any annual incentive paid in the form of equity and (c) non-compete/non-solicit payments equal, in the aggregate, to $2,000,000, paid in equal monthly installments over the course of his non-competition period described above; (ii) any earned but unpaid annual incentive for the fiscal year ending immediately before termination, paid 100% in cash; (iii) an annual incentive for the fiscal year in which the termination occurs, paid 100% in cash and prorated for the number of days elapsed during the year; and (iv) payment of COBRA health insurance premiums for up to 12 months following termination. If Mr. Coleman’s employment is terminated after the term of the employment agreement by KCG without cause or by Mr. Coleman for good reason, Mr. Coleman will be entitled to receive, subject to the same terms outlined above, continued vesting of his initial stock options, his initial performance SARs and any annual incentive paid in the form of equity and the non-compete/non-solicit payments.

Upon a resignation by Mr. Coleman without good reason, either during or after the term of the employment agreement: (i) subject to his execution of a release and his compliance with non-competition and non-solicitation covenants described above, (a) Mr. Coleman’s vested stock options and performance SARs will remain exercisable for three months, (b) Mr. Coleman’s annual incentive paid in the form of equity that was earned during the term will continue to vest and (c) Mr. Coleman will be entitled to receive the non-compete/non-solicit payments described above (except that, during the term of the agreement, KCG may elect to waive the non-compete and non-solicit obligations and to not make these payments); and (ii) Mr. Coleman will forfeit any unpaid annual incentives and any unvested stock options and SARs.

On the effective date of the Mergers, KCG also entered into an Aircraft Timesharing Agreement with Mr. Coleman under which Mr. Coleman will lease and operate his personal aircraft on behalf of KCG on a nonexclusive basis. KCG has agreed to reimburse Mr. Coleman at the rate of $5,000 per flight hour for use of his aircraft by employees of KCG other than Mr. Coleman, provided that such amount does not exceed the maximum amount permitted to be charged under Section 91.501(d) of the Federal Aviation Regulations, in which event the charge will be less. The amount charged in any single year may not exceed $125,000 without the general approval of the Board. During 2013, KCG reimbursed Mr. Coleman in the amount of $89,110 for use of his personal aircraft by other employees of KCG. The Aircraft Timesharing Agreement has an initial term of one year and will continue for additional periods of one year unless terminated by either party on thirty days’ written notice.

Employment Agreements with Messrs. Bisgay, Sohos, Primmer and Tusar

Messrs. Bisgay and Sohos.    On August 6, 2013, the Compensation Committee approved, and authorized KCG to enter into, employment agreements with Mr. Bisgay and Mr. Sohos. The employment agreements have an initial term of three years and thereafter renew automatically for successive one-year extension terms until either party gives notice of nonrenewal at least 90 days before the end of the applicable extension term.

The employment agreements provide for, among other things: (1) an initial annual base salary of $500,000; (2) an annual incentive (the “Annual Incentive”) and (3) a grant of either (i) stock options, with an exercise price equal to the fair market value on the date of grant and five-year terms, (ii) RSUs or (iii) a combination of options and RSUs (together, the “Performance Equity”). In each case, the Performance Equity will vest in three equal annual installments on each of the first three anniversaries of July 1, 2013, subject to continued employment.

The Annual Incentive is split between a portion based on the achievement of KCG performance goals (the “Performance Portion”) and a portion based on the achievement of initiatives established by KCG’s Compensation Committee in consultation with its CEO (the “Initiatives Portion”). See “Grant of Plan-Based Awards” for details regarding the amounts and terms of the Annual Incentive and Performance Equity granted to each officer in 2013.

Messrs. Bisgay and Sohos are subject to covenants not to compete with KCG or its affiliates during their employment and for a period of six months (12 months for Mr. Sohos) following their termination of employment for any reason and to a covenant not to solicit KCG’s employees during their employment and for a period of 18 months following their termination of employment for any reason. If Mr. Bisgay or Mr. Sohos breaches the non-competition or non-solicitation covenant, Mr. Bisgay or Mr. Sohos, as applicable, must forfeit all unvested Performance Equity in the form of RSUs and all unexercised Performance Equity (whether vested or unvested) in the form of options. Following a change in control (as defined in the employment agreements), the non-solicitation for Messrs. Bisgay and Sohos and the non-competition period for Mr. Sohos will be reduced to six months following a termination for any reason. Their obligation to comply with the non-competition and non-solicitation covenants survives the end of the term of the employment agreements.

If the employment of Mr. Bisgay or Mr. Sohos is terminated during the term of the employment agreements by KCG without cause or by them for good reason (each as defined in the employment agreements), subject to the execution of a release, they will be entitled to receive: (1) subject to compliance with non-competition and non-solicitation covenants described above, (A) continued vesting of Performance Equity, (B) continued vesting of Annual Incentive paid in the form of equity and (C) non-compete/non-solicit payments equal, in the aggregate, to base salary (300% of base salary for Mr. Sohos) paid in equal monthly installments over the course of the non-competition period described above; (2) any earned but unpaid annual incentive for the fiscal year ending immediately before termination, paid 100% in cash; (3) an annual incentive for the fiscal year in which the termination occurs, paid 100% in cash, prorated for the number of days elapsed during the year and based on actual performance; and (4) payment of COBRA health insurance premiums for up to 12 months following termination.

Upon a resignation by Mr. Bisgay or Mr. Sohos without good reason during the term of the employment agreement: (1) subject to the execution of a release and compliance with non-competition and non-solicitation covenants described above, (A) vested Performance Equity in the form of stock options will remain exercisable for three months, (B) Annual Incentive paid in the form of equity that was earned during the term will continue to vest and (C) they will be entitled to receive the non-compete/non-solicit payments described above (except that, during the term of the employment agreements, KCG may elect to waive the non-compete and non-solicit obligations and to not make these payments); and (2) they will forfeit any unpaid Annual Incentives and any unvested Performance Equity.

Messrs. Tusar and Primmer.    GETCO approved an employment agreement with Mr. Tusar, which was assumed by KCG, and he began employment with KCG on August 20, 2013. The employment agreement provides for (1) an annual base salary of $500,000, which may not be reduced for the first two years of employment; (2) a 2013 cash bonus with a guaranteed minimum paid in August 2013 such that Mr. Tusar’s base salary and cash bonuses received in 2013 are at least $3,000,000 (Mr. Tusar’s “2013 Bonus”); (3) discretionary performance bonuses for each year after 2013 (with no guaranteed minimum); (4) a sign-on equity award of RSUs with a grant date value of $2,500,000 that vests in equal annual installments on the first three anniversaries of Mr. Tusar’s start date; and (5) a sign-on award of stock options with a grant date value of approximately $750,000 that vest in equal annual installments on the first three anniversaries of Mr. Tusar’s start date (the sign-on equity and sign-on options, Mr. Tusar’s “Performance Award”).

KCG entered into an employment agreement with Mr. Primmer on July 7, 2013, which provides for (1) an annual base salary of $500,000; (2) a 2013 guaranteed bonus equal to $2,500,000 (Mr. Primmer’s “2013 Bonus”); (3) discretionary performance bonuses for each year after 2013 (with no guaranteed minimum); and (4) a sign-on equity award with a grant date value of $3,600,000 that vests in equal annual installments on the first three anniversaries of Mr. Primmer’s start date (July 15, 2013) (Mr. Primmer’s “Performance Award”).

On a termination of employment by the Company without cause or by the executive for good reason (each as defined in the applicable employment agreement), the employment agreements with Messrs. Tusar and Primmer entitle each to (1) payment of the 2013 Bonus, if unpaid; (2) vesting of the Performance Award (which, in the case of options, remains exercisable for the remainder of their term); (3) for Mr. Tusar, vesting of other unvested awards; and (4) monthly payments equal to two times monthly base salary (or monthly base salary plus 75% of annual cash bonus divided by the number of months employed by the Company (not to exceed 12) in the case of Mr. Tusar) for six months in exchange for covenants not to compete with KCG or its affiliates during their employment and for a period of up to six months following a termination of employment.

In addition to the non-compete covenants discussed above, Mr. Primmer is subject to a covenant not to solicit clients during employment and for six months following a termination of employment, and each of Messrs. Tusar and Primmer are subject to covenants not to interfere with the Company’s business (including through the solicitation of employees) during employment and for 18 months following a termination of employment. The agreements with Messrs. Primmer and Tusar also contained provisions under which the Company agreed to indemnify the executives under certain circumstances.

In February 2014, the Company entered into amended and restated agreements with Messrs. Primmer and Tusar, effective January 1, 2014, substantially in the form as described above with respect to Messrs. Bisgay and

Sohos, which preserved the economic terms of the existing agreements with Messrs. Tusar and Primmer but otherwise made the terms of their employment with the Company consistent with the terms to which other executive officers of the Company are subject.

Agreement and Release with Mr. Amoruso, Former General Counsel of Knight

On May 3, 2013, Mr. Amoruso entered into an Agreement and Release with Knight that provided for his continued employment with Knight (and following the Mergers, KCG) through a date determined by the Company, which was not expected to be earlier than December 31, 2013 (the “Separation Date”). The Agreement and Release terminated the existing offer letter between Knight and Mr. Amoruso effective as of the Separation Date except as specifically provided in the Agreement and Release.

The Agreement and Release entitled Mr. Amoruso to (1) continued base salary and benefits through the Separation Date; (2) a retention payment equal to $2,500,000 paid within 21 days following the execution of the release described below; (3) a severance payment equal to $250,000 paid within 21 days following the execution of the release described below; (4) COBRA premiums for 12 months after the Separation Date; (5) outplacement services with a value of up to $15,000; (6) vesting of unvested RSUs in accordance with applicable award agreements; and (7) if the Separation Date was before December 31, 2013, base salary through December 31, 2013. The payments and benefits were subject to Mr. Amoruso’s continued employment through the Separation Date and execution and non-revocation of a release in favor of Knight and its affiliates on or shortly after the Separation Date. Mr. Amoruso agreed to a covenant not to solicit employees of Knight or GETCO through December 31, 2014, and Knight agreed that Mr. Amoruso was not subject to any non-competition or other non-solicitation covenants following the Separation Date.

Mr. Amoruso’s employment with KCG terminated on December 31, 2013.

Employment Agreement with Mr. Joyce, Former Chief Executive Officer of Knight

In December 2008, Knight entered into the 2008 Agreement with Mr. Joyce under which Mr. Joyce continued to be employed by Knight as its CEO and continued to serve as Chairman of the Knight Board until, as amended by the Letter Agreement (described below), the earlier of (i) the consummation of the Mergers; and (ii) December 31, 2014.

Pursuant to the terms of the 2008 Agreement, Mr. Joyce received an annual base salary of $750,000. Mr. Joyce was also eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Knight Compensation Committee (the “Annual Bonus”). Prior to its amendment in March 2009, the 2008 Agreement provided that for each of the 2011 and 2012 calendar years the Annual Bonus could be no greater than $11 million. These caps were changed in March 2009 to reflect the $15 million cap under the Knight EIP and otherwise as part of the changes made to Mr. Joyce’s bonus opportunity formula for 2010 through 2012. The Annual Bonus was payable sixty percent (60%) in cash and forty percent (40%) in restricted stock or RSUs. The portion of the Annual Bonus that was paid in, or based on, Knight shares was to vest ratably over a three-year period, subject to accelerated vesting and distribution upon certain specified terminations of employment. Under certain circumstances, the 2008 Agreement allowed Knight to demand repayment of an annual bonus that was paid or awarded to Mr. Joyce based on a calculation of the measure on which the bonus was based that is later determined to have been overstated.

Under the 2008 Agreement, Mr. Joyce also was generally eligible to receive retirement benefits, fringe benefits and insurance coverage that were no less favorable than those generally made available to other senior executives of Knight. Mr. Joyce was also entitled to a car and driver for his daily commute between his home and Knight’s various office locations plus a tax gross-up attributable thereto, and reimbursement of his annual dues for a golf club membership.

In connection with its entry into the merger agreement with GETCO, Knight and Mr. Joyce executed a Letter Agreement on December 19, 2012, which amended the 2008 Agreement. The Letter Agreement extended the end of the term of the 2008 Agreement until the earlier of (i) the consummation of the Mergers; and (ii) December 31, 2014 (the 2008 Agreement was set to expire on December 31, 2012), and it entitled Mr. Joyce to a $7,500,000 retention payment upon the consummation of the Mergers in lieu of his right to receive the severance payments and benefits to which he would otherwise be entitled under the 2008 Agreement in the event of a termination by Knight other than for cause or a resignation by Mr. Joyce for good reason. Upon the completion of the Mergers, Mr. Joyce was paid the $7.5 million lump sum cash retention payment and, except for certain provisions of the 2008 Agreement that specifically survive, the 2008 Agreement immediately terminated.

Mr. Joyce served as Executive Chairman of the Board of Directors following the Mergers until his resignation on July 3, 2013.

KCG EQUITY PLANS AND AWARD AGREEMENTS

Equity Awards granted after the Mergers were granted under our Equity Incentive Plan, which was subsequently amended and restated and approved by stockholders at the Special Meeting of Stockholders held on December 19, 2013. The Equity Incentive Plan is administered by the Compensation Committee, who has full authority (subject to the terms of the Equity Incentive Plan) to determine, among other things, the persons to whom awards under the Equity Incentive Plan will be made, the time or times at which such awards will be granted, the types of awards to be granted and the number of shares of Common Stock subject to such awards, and the specific terms, conditions, performance criteria, restrictions and other provisions applicable to awards, including, but not limited to, the duration, vesting and exercise periods. To the extent consistent with applicable law, the Compensation Committee may delegate its authority under the Equity Incentive Plan to a sub-committee or group within KCG, including the CEO. In addition, with respect to participants who are foreign nationals and/or reside or work outside the United States, the Compensation Committee may establish special rules, or adopt sub-plans or supplements, and grant awards in accordance with such rules or sub-plans.

Awards under the Equity Incentive Plan may be made to employees, officers and directors of KCG and its present or future subsidiaries and affiliates, in each case, who are selected by the Compensation Committee, or its delegate, in its sole discretion. Awards may be made in the form of stock options, SARs (which may be made independently or in connection with an option), restricted stock and RSUs.

To enable compensation provided in connection with certain types of awards to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code, the Equity Incentive Plan provides that awards may be subject to performance conditions as set forth in the Equity Incentive Plan. Also, the Equity Incentive Plan includes a limit on the maximum aggregate number of shares of Common Stock for which any performance-based award (other than options and SARs) may be granted to an employee subject to Section 162(m) for each 12-month period contained in the performance period of 2,000,000 shares of Common Stock (subject to equitable adjustment in the event of a change in KCG’s capitalization) and a limit on the maximum aggregate dollar value for which any performance-based award denominated in dollars may be granted to a grantee for each 12-month period contained in the performance period of $15 million (valued as of the date of the grant). These limits may be adjusted, as applicable, on a pro-rata basis for each partial 12-month period in the applicable performance period. In addition, no covered employee may be granted, in any fiscal year of KCG, options covering more than 2,000,000 shares of Common Stock or SARs covering more than 2,000,000 shares of Common Stock (subject, in each case, to equitable adjustment in the event of a change in KCG’s capitalization). Under the Equity Incentive Plan, no more than 66,667 shares of Common Stock subject to awards may be granted to each non-employee member of the Board of Directors during any calendar year.

Except as otherwise provided by the Compensation Committee in the applicable award agreement or otherwise, in the event of a participant’s termination of service due to death, disability or, in the case of options or SARs, retirement (each, as defined in the Equity Incentive Plan), each outstanding award granted or share of Common Stock purchased by such participant will immediately become vested and, in the case of options or SARs, fully exercisable. Each option or SAR may thereafter be exercised for a period of thirty-six (36) months following the date of death or termination of service or, if earlier, until the option or SAR expires; provided, however, that if a participant dies while an option or SAR is exercisable, such option or SAR will remain exercisable by the participant’s estate or beneficiary until the first anniversary of the participant’s date of death. Except as otherwise provided by the Compensation Committee in the applicable award agreement or otherwise, in the event of a participant’s termination of service for any other reason, then any options or SARs held by such participant, whether or not then vested, will immediately terminate and all rights to restricted stock or RSUs as to which there remain restrictions as of the date of such termination of service will be forfeited. Any options or SARs that were exercisable immediately prior to the termination will continue to be exercisable for a period of three months and then terminate (other than a termination for cause, in which case all options and SARs, whether or not then vested, will immediately terminate); provided, however, that if a participant dies while an option or SAR is exercisable, such option or SAR will remain exercisable by the participant’s estate or beneficiary until the first anniversary of the participant’s date of death. In no event, however, will an option or SAR remain exercisable beyond its expiration date. Our award agreements currently provide for vesting, and in the case of options or SARs, exercisability, on a termination of service without cause, or due to death, disability or retirement.

In the case of an employee who has been granted an option or SAR and, within two years of exercising such option or SAR, or the vesting of restricted stock or RSUs, is terminated for cause, violates a non-compete agreement or confidentiality or proprietary information obligation (including, but not limited to, obligations in any non-compete agreement, employment agreement, offer letter, employee handbook, non-disclosure agreement, Code of Business Conduct or Ethics, equity award agreement or any other Company agreement signed by the employee that contains such obligations), or engages in an act of fraud against KCG, the Compensation Committee may require such employee to pay to KCG an amount equal to the gain he or she realized from the realization event. KCG also reserves the right to cancel or adjust any award if KCG’s financial statements on which the calculation of the award was based are subsequently restated, and the Compensation Committee determines that such restated financial statements would have resulted in a smaller award, or no award, if such information had been known at the time the award was originally calculated.

The Company generally has the right to fully vest executives in their awards upon retirement and in certain other circumstances. Generally, retirement is defined as a voluntary termination of employment by an employee or a termination without cause by the Company of an employee’s employment (i) after no less than five full years of service as an employee of the Company (regardless whether such service is continuous), (ii) with the employee having achieved or exceeded 50 years of age at the time of departure, and (iii) with the employee entering into a two-year non-compete agreement in a form acceptable to the Company. Pursuant to FASB ASC Topic 718, upon an executive becoming retirement-eligible, the expense associated with any unvested RSUs and options is accelerated so that such awards are fully expensed as of the date of the executive’s retirement eligibility. Under the retirement definition, none of our current named executive officers satisfied the requirements of such definition as of December 31, 2013.

The Compensation Committee reserves the right, in its sole discretion, to accelerate the vesting of any award or share of Common Stock purchased pursuant to any award in the event of a change in control. Unless otherwise provided in an agreement, in the event of a change in control, the performance conditions of each outstanding performance-based award or share purchased pursuant to any award will be deemed earned at the target level (or, if no target level is specified, the maximum level) as of the effective date of the change in control with respect to all open performance periods, however such award or share will remain subject to any service-based vesting conditions. Unless otherwise provided in an agreement, in the event of a termination of service by KCG without cause or by a participant for good reason, as those terms are defined in the Equity Incentive Plan, within one year following a change in control, each outstanding award or share of Common Stock purchased pursuant to any award with a service-based vesting (and, if applicable, non-performance-based exercise) condition will, if not fully vested, become fully vested, and in the case of options or SARs, fully exercisable.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2013

The following table shows the number of shares of KCG Common Stock covered by options, RSUs and SARs held by the Company’s named executive officers at December 31, 2013.

	Option Awards							Stock Awards
Name	Year of Option Grant	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
		Exercisable		Unexercisable
Current Officers
Daniel Coleman	2013	—		1,700,000	(2)	11.65	7/5/2018	—		—
	2013	—		1,700,000	(3)	22.50	7/5/2018	—		—
	—	—		—		—	—	195,000	(4)	2,332,200

Steven Bisgay	2004	15,000	(5)	—		30.72	11/10/2014	—		—
	—	—		—		—	—	99,099	(6)	1,185,224
	—	—		—		—	—	266,667	(7)	3,189,337

George Sohos	2004	6,111	(5)	—		30.72	11/10/2014	—		—
	2005	8,333	(8)	—		23.70	8/15/2015	—		—
	2013	—		97,978	(9)	8.24	8/12/2018	—		—
	—	—		—		—	—	172,908	(6)	2,067,980
	—	—		—		—	—	53,333	(7)	637,863

Greg Tusar	2013	—		90,910	(10)	8.25	8/20/2018	—		—
	—	—		—		—	—	303,031	(11)	3,624,251

Ryan Primmer	—	—		—		—	—	436,894	(12)	5,225,252

Former Officer
Leonard Amoruso	2005	8,333	(13)	—		29.43	1/31/2015	—		—
	2010	6,844		—		47.52	1/31/2020	—		—

(1)	Market value amounts reflect a closing price per share of the Company’s Common Stock on December 31, 2013 of $11.96 as quoted on the NYSE.
(2)	Option will vest one-third on July 5, 2014, one-third on July 5, 2015 and one-third on July 5, 2016.
(3)	SAR will vest one-third on July 5, 2014, one-third on July 5, 2015 and one-third on July 5, 2016.
(4)	RSUs will vest one-third on July 5, 2014, one-third on July 5, 2015 and one-third on July 5, 2016.
(5)

Option became fully vested on November 10, 2007, and, on the closing of the Mergers and giving effect to the Conversion Ratio, was converted from an option to purchase shares of Knight common stock into an option to purchase shares of KCG Common Stock. The exercise price of the option was multiplied by three to reflect the Conversion Ratio.

(6)

RSU vested one-third on January 31, 2014, and will vest one-third on January 31, 2015 and the remaining one-third will vest on January 31, 2016. Reflects the conversion of Knight common stock into KCG Common Stock upon the closing of the Mergers after adjusting for the Conversion Ratio.

(7)	RSU will vest one-third on July 1, 2014, one-third on July 1, 2015 and one-third on July 1, 2016.
(8)

Option became fully vested on August 15, 2008 and, on the closing of the Mergers and giving effect to the Conversion Ratio, was converted from an option to purchase shares of Knight common stock into an option to purchase shares of KCG Common Stock. The exercise price of the option was multiplied by three to reflect the Conversion Ratio.

(9)	Option will vest one-third on July 1, 2014, one-third on July 1, 2015 and one-third on July 1, 2016.
(10)	Option will vest one-third on August 20, 2014, one-third on August 20, 2015 and one-third on August 20, 2016.
(11)	RSU will vest one-third on August 20, 2014, one-third on August 20, 2015 and one-third on August 20, 2016.
(12)	RSU will vest one-third on July 15, 2014, one-third on July 15, 2015 and one-third on July 15, 2016.
(13)

Option became fully vested on January 31, 2008, and, on the closing of the Mergers and giving effect to the Conversion Ratio, was converted from an option to purchase shares of Knight common stock into an option to purchase shares of KCG Common Stock. The exercise price of the option was multiplied by three to reflect the Conversion Ratio.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED DECEMBER 31, 2013

The following table shows the number of shares of KCG Common Stock acquired during 2013 by the named executive officers upon the exercise of options or through the vesting of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Current Officers
Steven Bisgay (1)	—	—	89,860	501,639
George Sohos (2)	—	—	260,307	1,926,877

Former Officers
Thomas Joyce (3)	—	—	211,745	1,102,007
Leonard Amoruso (4)	—	—	146,497	1,271,200

(1)

Comprises the following: 65,202 shares acquired prior to the Mergers having a fair market value of $3.70 on date of vesting and, after giving effect to the Conversion Ratio, 24,658 shares acquired upon the closing of the Mergers having a fair market value of $10.56 on date of vesting.

(2)

Comprises the following: 119,820 shares acquired prior to the Mergers having a fair market value of $3.70 on date of vesting and, after giving effect to the Conversion Ratio, 140,487 shares acquired upon the closing of the Mergers having a fair market value of $10.56 on date of vesting.

(3)

Comprises the following: 165,309 shares acquired prior to the Mergers having a fair market value of $3.70 on date of vesting and, after giving effect to the Conversion Ratio, 46,436 shares acquired upon the closing of the Mergers having a fair market value of $10.56 on date of vesting.

(4)

Comprises the following: (i) 53,548 shares acquired prior to the Mergers having a fair market value of $3.70 on date of vesting, (ii) after giving effect to the Conversion Ratio 20,877 shares acquired upon the closing of the Mergers having a fair market value of $10.56 on date of vesting and (iii) 72,072 shares acquired following the Mergers having a fair market value of $11.83 on date of vesting.

NONQUALIFIED DEFERRED COMPENSATION

FOR FISCAL YEAR ENDED DECEMBER 31, 2013

The following table shows the earnings and account balances for Mr. Joyce in Knight’s voluntary deferred compensation plan. Mr. Joyce’s balances outstanding under such plan as of the Mergers were distributed to him, and no other named executive officer participated in Knight’s deferred compensation plan.

Name(1)	Executive Contributions in Fiscal Year 2013	Registrant Contributions in Fiscal Year 2013	Aggregate Earnings in Fiscal Year 2013 ($)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at End of Fiscal Year 2013
Former Officer
Thomas Joyce	—	—	28	500,209	0

(1)

Deferral accounts are credited with earnings based on an executive’s deemed investment in a fund or funds selected by the executive from a group of externally managed mutual funds (including equity and bond mutual funds) which mirror those available to all employees under our tax-qualified 401(k) savings plan. The executive’s contributions are credited to a book-keeping account for the executive, and the balance of this account is adjusted to reflect the gains or losses that would have been obtained if the contributions had actually been invested in the applicable externally managed mutual fund. There is no markup over the market rates of return that would have been obtained on investments in the externally managed institutional funds. Accordingly, the amount of earnings (loss) reflected in this column does not represent above-market or preferential earnings, and, therefore, these amounts have not been included in the Summary Compensation Table.

(2)

Mr. Joyce’s 2013 distribution represents the distribution on the Mergers of $500,000 contributed in 2012 relating to fiscal 2011 compensation, adjusted for earnings thereon. All previously deferred amounts were disclosed in the Summary Compensation Table for the applicable fiscal year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion summarizes any arrangements, agreements and policies of the company relating to potential payments upon termination or change in control.

Payments and Benefits on a Change in Control

Employment Agreements with Our Named Executive Officers

As discussed above, the employment agreements with our named executive officers provide certain payments and benefits on terminations of employment, including, in some cases, continued vesting of equity awards. The employment agreements do not provide any “single-trigger” payments or benefits on a change in control.

Effect of Termination Events or Change in Control on Unvested Equity Awards

Equity awards held by our named executive officers as of December 31, 2013 are subject to the terms of the Equity Incentive Plan. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. The award agreements for the named executive officers’ outstanding award agreements as of December 31, 2013, consistent with award agreements granted to all participants under our Equity Incentive Plan in 2013, provide for “double-trigger” vesting on a change in control (as defined in the Equity Incentive Plan) so that, in the event the executive’s employment with the Company is terminated without cause (as defined in the Equity Incentive Plan) within 12 months following a change in control, the award fully vests. In addition, the Equity Incentive Plan permits the Compensation Committee to take other actions on a change in control as it deems appropriate, including accelerating the vesting of any award.

Messrs. Joyce and Amoruso

As discussed above under “Agreements with our Named Executive Officers,” in exchange for his retention payment on the closing of the Mergers, Mr. Joyce did not receive any severance payments on his resignation of employment in 2013. Also, as discussed in that section, Mr. Amoruso entered into an agreement with Knight that determined the payments and benefits to which he was entitled on his termination of employment in 2013.

2013 Table of Potential Payments Upon Termination and Change in Control

The following table sets forth the details, on an executive-by-executive basis, of the estimated payments and benefits that would be provided to each named executive officer in the event that the executive’s employment with KCG is terminated for any reason, including resignation or retirement, a termination by the company without cause or by the executive officer for good reason and due to death or disability, pursuant to the terms of the employment and other agreements described above. The amounts included in the tables are based on the following assumptions:

•	The termination event listed in the table is assumed to be effective as of December 31, 2013.

•	The value of our Common Stock of $11.96 per share is based on the closing price of our Common Stock on the NYSE on December 31, 2013, the last trading day in 2013.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any previously earned and vested amounts that have accrued to the benefit of the named executive officer.

•

The designation of an event as a termination without “cause,” a resignation with or without “good reason,” due to disability or a retirement is dependent upon the definitions of such terms in the applicable plan or agreement.

•

None of the named executive officers will receive a payment or benefit upon termination by the Company for cause other than any previously earned and vested amounts that have accrued to the benefit of the named executive officer, and none is entitled to any enhanced or additional payments on a change in control. Accordingly, we have not included columns for termination for cause or change in control.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable.

Named Executive Officer	Termination by Company without Cause or with Good Reason ($)	Resignation without Good Reason ($)	Termination by Company for Cause ($)	Death or Disability ($)
Daniel Coleman
Cash Compensation (1)	5,500,000	2,000,000	—	3,500,000
Health and Welfare Benefits (2)	22,813	—	—	—
Equity Vesting (3)	2,859,200	—	—	2,859,200
TOTAL (4)	8,382,013	2,000,000	—	6,359,200

Steven Bisgay
Cash Compensation (1)	2,662,500	500,000	—	2,162,500
Health and Welfare Benefits (2)	30,952	—	—	—
Equity Vesting (3)	4,374,561	1,185,224	—	4,374,561
TOTAL (4)	7,068,013	1,685,224	—	6,537,061

George Sohos
Cash Compensation (1)	6,020,000	1,500,000	—	4,520,000
Health and Welfare Benefits (2)	30,952	—	—	—
Equity Vesting (3)	3,070,321	2,067,980	—	3,070,321
TOTAL (4)	9,121,273	3,567,980	—	7,590,321

Greg Tusar
Cash Compensation (1)	4,525,450	1,709,162	1,709,162	1,709,162
Health and Welfare Benefits (2)	5,703	—	—	—
Equity Vesting (3)	3,961,527	—	—	3,961,527
TOTAL (4)	8,492,680	1,709,162	1,709,162	5,670,689

Ryan Primmer
Cash Compensation (1)	3,000,000	500,000	500,000	500,000
Health and Welfare Benefits (2)	11,407	—	—	—
Equity Vesting (3)	5,225,252	—	—	5,225,252
TOTAL (4)	8,236,659	500,000	500,000	5,725,252

(1)

On a termination without cause or for good reason, represents (A) payment of annual incentive for 2013 entirely in cash based on actual performance (and subject to guarantees if applicable) equal to: for Mr. Coleman $3,500,000; Mr. Bisgay $2,162,500; Mr. Sohos $4,520,000; Mr. Primmer $2,500,000; and Mr. Tusar $2,816,288; and (B) a payment in respect of non-competition and non-solicitation covenants paid monthly in cash for the period during which the executive is subject to a non-compete equal to: for Mr. Coleman $2,000,000; Mr. Bisgay $500,000; Mr. Sohos $1,500,000; Mr. Primmer $500,000; and Mr. Tusar $1,709,162. For Mr. Tusar, the non-compete payment reflects a non-compete period of three months; however, the agreement with Mr. Tusar in 2013 provided that the non-compete period could decrease to zero months or extend for six months.

On a termination due to retirement or a resignation without good reason (or, for Messrs. Primmer and Tusar, on a termination for any reason other than a termination without cause or for good reason), represents the payment in respect of non-competition and non-solicitation covenants described above.

On a termination due to disability or death, represents (A) for Messrs. Coleman, Bisgay and Sohos, payment of annual incentive for 2013 entirely in cash based on actual performance (and subject to guarantees if applicable) equal to: for Mr. Coleman $3,500,000; Mr. Bisgay $2,162,500; and Mr. Sohos $4,520,000; and (B) for Messrs. Primmer and Tusar, the payment in respect of non-competition and non-solicitation covenants described above.

(2)

Represents benefits continuation for twelve months following a termination without cause or resignation with good reason, except for with respect to Mr. Primmer, represents benefits continuation for six months, and Mr. Tusar, represents benefits continuation for three months.

(3)

On a termination without cause or due to retirement, disability or death, and for Mr. Tusar, a resignation with good reason, represents full vesting acceleration of outstanding equity awards. On a resignation with good reason for Messrs. Coleman, Bisgay and Sohos, represents continued vesting of annual incentive equity awards and performance awards granted in 2013. On a resignation with good reason for Mr. Primmer, represents vesting of performance awards granted in 2013. On a resignation without good reason for Messrs. Coleman, Bisgay and Sohos, represents continued vesting of annual incentive equity awards.

(4)

In the event of each type of termination, the payments and benefits described above are subject to the execution and nonrevocation of a release in favor of the Company. Additionally, payments and benefits to Messrs. Coleman, Bisgay and Sohos in the event of a termination without cause, for good reason or a resignation without good reason are subject to continued compliance with restrictive covenant obligations. For Messrs. Primmer and Tusar, payments and benefits on a termination of employment for any reason are subject to continued compliance with restrictive covenant obligations.

PROPOSAL 3—RE-APPROVAL OF THE KCG HOLDINGS, INC.

AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN

AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN

General

KCG adopted the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan (the “EIP”) effective as of July 1, 2013, which amended and restated the Knight EIP that was previously approved by Knight stockholders in 2009. We are submitting an amended and revised version of the EIP to stockholders for their approval so that payments of bonuses under the EIP will continue to be tax-deductible as “performance-based compensation,” as defined in Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” in any taxable year, unless the compensation is “performance-based compensation.” Notwithstanding the submission of the EIP to stockholders for re-approval, the Company reserves the right to pay its executives, including participants in the EIP, amounts which may or may not be deductible under Section 162(m) of the Code or other provisions of the Code.

Summary of the Executive Incentive Plan

The following summary of the material terms of the EIP is qualified in its entirety by reference to the complete text of the EIP, which is attached as Exhibit A to this Proxy Statement.

Overview

The purpose of the EIP is to retain, motivate and attract selected executive officers of the Company and its affiliates to promote the Company’s growth and profitability, while at the same time preserving the tax deductibility of payments as “performance-based compensation” under Section 162(m) of the Code. Individuals will be designated as participants in the EIP for a performance period, which generally will be a full fiscal year unless the Committee (as defined below) determines otherwise (each a “performance period”). As discussed in greater detail below, executive officers who are designated as participants in the EIP will be paid a bonus based upon the level of attainment of pre-established, objective performance goals during the performance period, subject to the discretion of the Committee (or its delegate) to reduce (but not increase) the amount of such bonus even if the performance goals have been attained.

Administration

The EIP generally will be administered by the Board of Directors, or a committee thereof, made up of at least two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code. Unless otherwise determined by the Board of Directors, our Compensation Committee will administer the EIP. Currently, the Compensation Committee has the responsibility for establishing and administering the performance goals under the EIP and for certifying that the performance goals were attained during the applicable performance period. The applicable committee for purposes of the EIP is referred to herein as the “Committee.”

The Board of Directors or the Committee may terminate or amend the EIP at any time, except that no amendment may, without a participant’s consent, impair the rights of a participant under any outstanding award or cause an award to be nondeductible under Section 162(m) of the Code. Stockholder approval of certain amendments to the EIP may be required for bonuses to qualify as “performance-based compensation” under Section 162(m) of the Code or to comply with applicable law and stock exchange rules. The term of the EIP continues until suspended, discontinued or terminated by the Board of Directors or the Committee in their sole discretion, provided that no award may be granted on the performance criteria set forth in the EIP on or after the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such performance criteria unless the EIP is reapproved on or prior to that stockholder meeting.

Eligibility and Participation

The Committee will designate those executive officers of the Company and its affiliates who will participate in the EIP for any performance period within 90 days after the beginning of a performance period (or otherwise at a time that is permitted under Section 162(m) of the Code). The Committee designated all of our named executive officers to participate in the EIP for the performance period beginning on January 1, 2014 and ending on December 31, 2014.

In its discretion, the Committee may add participants to, or remove participants from, the EIP at any time during a performance period or otherwise, except that no participant may be added after the 90th day after the beginning of a performance period (or otherwise at a time that is not consistent with Section 162(m) of the Code).

Performance Goals

The Committee will establish the objective performance goals for each performance period. At the same time the performance goals are established, the Committee will prescribe a formula to determine the amount of the bonus that may be payable based upon the level of attainment of the performance goals during the performance period. In no event will any participant be paid a bonus in excess of $15 million for any annual performance period.

The performance goals will be based on one or more of the following business criteria (either separately or in combination) with regard to the Company and its affiliates (or a subsidiary, division, other operational unit or administrative department of the Company) as specified by the Committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits (including net operating profit after taxes) or net income, including that attributable to continuing and/or other operations;

•	after-tax or pre-tax margins;

•	revenues;

•	operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

•

reduction of, or limiting the level of increase in, all or a portion of the Company’s indebtedness, or those of its affiliates (which may be calculated net of cash balances and/or other offsets and adjustments);

•	consummation of debt and equity offerings;

•	equity capital raised;

•	earnings per share, earnings per diluted share or earnings per share from continuing operations;

•	return on capital employed (including return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholders’ equity;

•	market share;

•	the fair market value of the shares of the Company’s Common Stock;

•	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

•	reduction of, or limiting the level of increase in, all or a portion of controllable expenses or costs or other expenses or costs;

•	economic value added targets based on a cash flow return on investment formula;

•	customer satisfaction or service measures or indices;

•	employee satisfaction;

•	efficiency or productivity measures;

•	asset management (e.g., inventory and receivable levels);

•	compliance goals (e.g., regulatory and legal compliance); or

•	strategic business objectives, goals or initiatives.

In addition, performance goals may be based upon the attainment of specified levels of the Company’s or its affiliates’ performance (or that of any subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholders’ equity to form an appropriate measure of performance. To the extent permitted under Section 162(m) of the Code, the Committee may (i) designate additional business criteria on which the performance goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

Bonus Payments

Following the completion of each performance period, the Committee will calculate each participant’s bonus amount based on the level of attainment of, or percentage increase in, the performance goals and the pre-set formula. Through the discretion reserved under the EIP to reduce (but not increase) any awards, the Committee may reduce the amount awarded below the participant’s formula bonus, may apply any standard or formula in doing so and may apply additional conditions and terms of payment of awards, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. In addition, following the completion of each performance period and before any bonus payment, the Committee will certify in writing whether the performance goals for that performance period have been met, and if they have been met, certify the amount of the applicable bonus.

Bonuses may be paid in cash and/or an equity-based award of equivalent value as determined by the Committee. The cash portion (if any) of a participant’s bonus generally will be paid by March 15th of the fiscal year after the fiscal year in which the performance period in which it is earned is completed, at such time as bonuses are paid for the relevant fiscal year, but not before the 162(m) Committee certifies the level of attainment of the performance metric for the performance period. Participants who are eligible to participate in a deferred compensation plan may elect to defer payments under that plan. Any shares of Common Stock or share-based award issued in settlement of a bonus payment will be granted under a stockholder-approved plan, and may be subject to service-based, performance-based or other vesting conditions. If equity-based awards are granted, such awards will be valued based on the average of the high and low sales price per share of Common Stock on the principal exchange or market on which the Common Stock is then listed for the last preceding date on which there was a sale of Common Stock on such exchange or market (with fractional shares being rounded to the nearest whole share). Any equity-based award forming part of a bonus under the EIP will be subject to such terms and conditions (including vesting requirements) as the Committee (or other appropriate administrative committee of the equity plan) may determine.

If a participant’s employment with the Company and its affiliates terminates for any reason before the end of a performance period, the participant will not be entitled to any bonus for that performance period unless otherwise provided in the terms of the participant’s award or otherwise determined by the Committee. If a participant’s employment with the Company and its affiliates terminates for gross misconduct after the end of a performance period, the participant will forfeit participation in the EIP and will not be entitled to any bonus.

New Plan Benefits

The amount of each participant’s 2014 award will be subject to the attainment of performance goals set by the Compensation Committee in January 2014 and will be subject to the Committee’s right to reduce any participant’s award. As a result, it is not possible to determine the amounts that will be payable to participants in respect of the 2014 performance period; however, the table below shows the maximum payout that may be earned by the following Executive Incentive Plan participants in respect of the 2014 performance period:

Name and Position	Dollar Value ($)
Daniel Coleman, Chief Executive Officer	$9,000,000
Steven Bisgay, Chief Financial Officer	$5,500,000
Ryan Primmer, Global Head of Fixed Income, Foreign Exchange and Commodities Trading	$8,000,000
George Sohos, Global Head of Client Market Making	$8,500,000
Greg Tusar, Co-Head of Global Execution Services and Platforms	$8,000,000
Thomas Joyce, former Executive Chairman	*
Leonard Amoruso, former Executive Vice President, General Counsel of Knight Capital Group, Inc.	*
Current executive officers as a group	$59,000,000
Current non-employee directors as a group	**
Employees other than executive officers as a group	—

*	Messrs. Joyce’s and Amoruso’s employment with KCG terminated prior to 2014.
**	Non-employee directors do not participate in the Executive Incentive Plan.

Vote Required for Re-Approval of the Executive Incentive Plan

This proposal requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal.

The Board of Directors recommends that you vote “FOR” the re-approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2013 regarding the Company’s compensation plans under which equity securities of KCG are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(in thousands, except weighted average exercise price)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,967	18.45	18,771
Equity compensation plans not approved by security holders	—	—	—
Total	4,967	18.45	18,771

PROPOSAL 4—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

The F&A Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Additionally, the Board of Directors has ratified the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

We expect that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Although stockholder action on this matter is not required under our By-Laws or our Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification because we believe it is a matter of good corporate practice. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of PwC as our independent registered public accountants for the year ending December 31, 2014. If the selection of PwC is not ratified by the stockholders, the F&A Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the selection of PwC is ratified, the F&A Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Adoption of this proposal requires the affirmative vote of holders of a majority of the votes present in person or represented by proxy.

The Board of Directors unanimously recommends that you vote “FOR” approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that incorporated future filings, including this Proxy Statement, the following section titled “Finance and Audit Committee Report” shall not be incorporated by reference into any such filings, except to the extent we specifically incorporate such report by reference therein.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

Since the Mergers in 2013, the F&A Committee has provided assistance to the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the Company’s independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also (A) reviewed and made recommendations to the Board regarding: (i) any proposed material capital formation plans, including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company and (B) reviewed and approved the Company’s (x) treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted; (y) liquidity risk management policy; and (z) contingency funding plan. The F&A Committee operates under a written charter that was approved by the Board on July 1, 2013 (the “Charter”).

The F&A Committee is comprised of three independent directors. The Board of Directors has determined in its business judgment that each F&A Committee member complied with the independence, experience and financial literacy requirements set forth by the NYSE, the SOX Act and rules adopted by the SEC pursuant to the SOX Act, as currently in effect. The Board of Directors has also determined in its business judgment that for 2013 Mr. Schmitt was an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act.

Since the Mergers in 2013, PwC was the Company’s independent registered public accounting firm, as selected by the F&A Committee. PwC was also the independent registered accounting firm for each of GETCO and Knight prior to the Mergers. The F&A Committee is responsible for retaining and, as necessary, terminating, the independent registered public accounting firm and pre-approves all audit and non-audit services and fees to be provided by the independent registered public accounting firm. During 2013, the F&A Committee received and reviewed the written disclosures and the letter from its current independent registered public accounting firm, PwC, required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the F&A Committee concerning auditor independence, and held discussions and reviewed with PwC all relationships it has with the Company to determine and satisfy itself regarding PwC’s independence. When considering the independence of PwC, the F&A Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The F&A Committee reviewed and approved, among other matters, the amount of fees paid to PwC for audit and non-audit services. All non-audit services performed by PwC were required to be pre-approved by the F&A Committee or a specified member thereof. The F&A Committee also evaluated the qualifications and performance of PwC. Based on its review of these matters, the F&A Committee selected PwC as the Company’s independent registered public accounting firm for the period after the closing of the Mergers through December 31, 2013, which selection was ratified by the Board of Directors and has been submitted to the stockholders for ratification at the Annual Meeting.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The F&A Committee is responsible for monitoring and reviewing these processes. The F&A Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In performing its duties, since the Mergers, the F&A Committee held five meetings. The Knight Finance and Audit Committee met six times in 2013 prior to the closing of the Mergers. The F&A Committee met in executive session two times during regularly scheduled meetings held throughout the year. Additionally, following the Mergers, the F&A Committee met in private session with the CEO, Chief Financial Officer, General Counsel, Director of Internal Audit, and PwC during various meetings held throughout the year. These meetings were designed, among other things, to encourage free and open communications among the F&A Committee, management and PwC. PwC had free access to the F&A Committee to discuss any matters it deemed appropriate. The F&A Committee has discussed with PwC, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of the Company’s controls over financial reporting. Additionally, the F&A Committee discussed matters related to the conduct of the audit and other matters required to be discussed by PCAOB Auditing Standard No. 16 (Communication with Audit Committees). The F&A Committee also reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2013 with PwC.

During the course of 2013, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the SOX Act and related regulations. The F&A Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the F&A Committee received periodic updates provided by management and PwC at each regularly scheduled F&A Committee meeting. At the conclusion of the process, management provided the F&A Committee with its report on the effectiveness of the Company’s internal control over financial reporting.

For the year ended December 31, 2013, the F&A Committee performed all of its duties and responsibilities under the Charter. Based on the F&A Committee’s discussions with management and the independent registered public accounting firm, review of the representations of management, including Management’s Report on Internal Control over Financial Reporting as required by Section 404 of the SOX Act, and the report of PwC to the Board of Directors, and subject to the limitations of the role of the F&A Committee referred to above and in the Charter, the F&A Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Daniel F. Schmitt, Chairman

James T. Milde

Laurie M. Shahon

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

The F&A Committee appointed PwC as our independent registered public accounting firm for the year ending December 31, 2014. We have been advised by PwC that it is an independent public accounting firm registered with the PCAOB and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.

In connection with the Mergers, the F&A Committee appointed PwC as our independent registered public accounting firm for the 2013 year commencing concurrently with the Mergers on July 1, 2013. In addition to retaining PwC to audit the consolidated financial statements for 2013 following the Mergers, we retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2013, and we expect to continue to do so in the future. KCG understands the need for PwC to maintain its objectivity and independence in its audit of KCG’s financial statements, and therefore, KCG does not engage PwC for strategic consulting services, development of tax planning transactions or for services prohibited by the SEC, such as internal audit work and financial information system design and implementation. KCG engages PwC for services outside of auditing financial statements when it concludes that (i) PwC is the most appropriate provider of the relevant service, and (ii) providing such service is not incompatible with PwC’s maintenance of objectivity and independence. The following table reflects the fees earned by PwC for services provided to Knight from January 1, 2013 to June 30, 2013 and to us for the period from July 1, 2013 to December 31, 2013, and for services rendered to Knight for the 2012 fiscal year:

Description of Fees	Amount of Fees Paid to PwC for 2013 ($)	Amount of Fees Paid to PwC for 2012 ($)
Audit Fees (1)	8,653,173	4,269,745
Non-Audit Fees:
Audit-Related Fees (2)	202,226	128,750
Tax Fees (3)	881,666	441,660
All Other Fees (4)	78,019	35,463
Total (5)	9,815,084	4,875,618

(1)

Audit Fees represent the aggregate fees for professional services rendered for the audit of KCG’s (or Knight’s) annual financial statements for the applicable year and reviews of KCG’s (or Knight’s) financial statements included in SEC Forms 10-Q during the applicable year, as well as for audit services associated with the Registration Statement on Form S-4 filed by KCG in connection with the Mergers and the offering materials used in connection with the debt financing related to the Mergers.

(2)	Audit-Related Fees primarily represent fees paid in the applicable year for agreed-upon procedures related to XBRL data in SEC filings.
(3)	Tax Fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, tax examinations and general tax advice.
(4)	Other Fees is primarily comprised of consulting fees related to U.K. employee benefits.
(5)

PwC also served as GETCO’s independent registered public accounting firm prior to the Mergers. The table above does not include any fees earned by PwC for services rendered exclusively to GETCO; however, 2013 audit fees represent fees paid to PwC to audit KCG’s financial statements included in its Annual Report on Form 10-K, which are comprised of the results of GETCO only for the six months ended June 30, 2013 and the results of KCG (the combined Knight and GETCO) for the six months ended December 31, 2013, and to review financial statements included in KCG’s Quarterly Reports on Form 10-Q.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

Our F&A Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In addition, our F&A Committee is responsible for pre-approving permitted non-audit services and fees to be performed by the independent registered public accounting firm and determine that such services are compatible with maintaining its independence.

On an ongoing basis, our management communicates specific projects and categories of service for which the advance approval of the F&A Committee is requested. The F&A Committee reviews these requests and advises management if the F&A Committee approves the engagement of the independent registered public accounting firm. The F&A Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, our management reports to the F&A Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of certain non-audit services for 2013, the F&A Committee considered whether the provision of such non-audit services rendered by our independent registered public accounting firm was compatible with maintaining their objectivity and independence. The F&A Committee concluded that such objectivity and independence would be maintained. For 2013, all of the fees associated with the independent registered public accounting firm services were pre-approved by the F&A Committee.

INFORMATION ON STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF SHARES BY HOLDERS OF 5% OR MORE OF OUTSTANDING STOCK

The following table sets forth, as of April 1, 2014 certain information regarding the beneficial ownership of the Common Stock by: (i) each of KCG’s named executive officers, excluding Messrs. Joyce and Amoruso; (ii) each KCG director; (iii) each person who is known to KCG to own beneficially more than 5% of the Common Stock; and (iv) the current executive officers and directors of KCG as a group.

Such information is based, in part, upon information provided by certain stockholders of KCG. In the case of persons other than the executive officers and directors of KCG, such information is based on a review of Forms 4 and Schedules 13D and 13G filed with the SEC. As of April 1, 2014, there were 139 holders of record of Common Stock and approximately 21,200 beneficial holders of Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Daniel Coleman, Chief Executive Officer (4)	1,436,010	1.25%
Steven Bisgay, Chief Financial Officer (5)	33,307	*
Ryan Primmer, Global Head of Fixed Income, Foreign Exchange and Commodities Trading	—	*
George Sohos, Global Head of Client Market Making (6)	295,130	*
Greg Tusar, Co-Head of Global Execution Services and Platforms	—	*
Charles E. Haldeman, Jr., Director (Non-Executive Chairman)	152,972	*
Rene Kern, Director (7)(13)	36,588,626	29.88%
James T. Milde, Director (8)	27,283	*
John C. (Hans) Morris, Director	—	*
Stephen Schuler, Director (9)(15)	13,331,466	11.19%
Daniel F. Schmitt, Director	2,590	*
Laurie M. Shahon, Director (10)	17,666	*
Daniel Tierney, Director (11)(12)	13,900,563	11.67%
Five Percent Beneficial Owners
Daniel V. Tierney 2011 Trust (12)	13,900,563	11.67%
Investment entities affiliated with General Atlantic LLC (13)	36,588,626	29.88%
Jefferies LLC (14)	22,467,774	19.64%
Serenity Investments, LLC (15)	11,303,933	9.54%
All Executive Officers and Directors as a group (17 persons) (16)	66,148,508	49.99%

*	Less than 1% of shares beneficially owned.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(2)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person owns or has the right to acquire within 60 days from the date of this table. As a result, KCG has included in the “Number of Shares Beneficially Owned” column warrants to purchase shares of Common Stock (“Warrants”), which were issued to former GETCO unitholders upon the closing of the Mergers.

(3)

For purposes of computing the “Percentage of Shares Beneficially Owned” column, any shares of Common Stock that a person does not currently own, but has the right to acquire within 60 days from the date of this table (including Common Stock that may be acquired upon exercise of the Warrants), are deemed to be outstanding for the purpose of computing the percentage ownership of such person.

(4)	Consists of 1,274,878 shares of Common Stock and 161,132 Warrants.
(5)	Consists of 18,307 shares of Common Stock and stock options presently exercisable into 15,000 shares of Common Stock.
(6)	Consists of 168,264 shares of Common Stock and stock options presently exercisable into 126,866 shares of Common Stock.
(7)

Consists of 28,493,943 shares of Common Stock and 8,094,683 Warrants held by GA-GTCO Interholdco, LLC (“GA-GTCO Interholdco”). Mr. Kern is employed by an entity affiliated with GA-GTCO Interholdco. Mr. Kern is also a managing director of General Atlantic LLC (“GA LLC”), an entity affiliated with GA-GTCO Interholdco. By virtue of such relationship, as more fully described in footnote 13, Mr. Kern may be deemed to beneficially own the shares of Common Stock and the Warrants beneficially owned by GA-GTCO Interholdco. Mr. Kern disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The address for Mr. Kern is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, NY 10055.

(8)	Consists of 10,617 shares of Common Stock and stock options presently exercisable into 16,666 shares of Common Stock.
(9)

Consists of (i) 7,161,251 shares of Common Stock and 4,142,682 Warrants held by Serenity Investments, LLC (“Serenity”) and (ii) 1,457,266 shares of Common Stock and 570,267 Warrants held by the Schuler Family GST Trust. Mr. Schuler and members of his family hold equity interests in Serenity that together represent a controlling interest. Mr. Schuler may be deemed to share voting and dispositive power with respect to these securities, but disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Mr. Schuler may be deemed to beneficially own 1,457,266 shares of Common Stock and 570,267 Warrants held by the Schuler Family GST Trust. Mr. Schuler may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to share voting and dispositive power with respect to these securities. The address for Mr. Schuler is c/o Serenity Investments, LLC, 830 North Boulevard, Oak Park, Illinois 60301. This information is based on the most recent Schedule 13D/A filed by Mr. Schuler on March 5, 2014.

(10)	Consists of 6,000 shares of Common Stock and stock options presently exercisable into 11,666 shares of Common Stock.
(11)

Consists of 9,187,614 shares of Common Stock and 4,712,949 Warrants held by Daniel V. Tierney 2011 Trust, a trust of which Mr. Tierney is the settlor and sole beneficiary (the “Trust”). Mr. Tierney does not have or share voting or dispositive power over the securities held by the Trust, but does have the power to revoke the Trust and acquire beneficial ownership of such securities within 60 days. The address for Mr. Tierney is c/o John R. Flynn, Wicklow Capital, Inc., 53 W. Jackson Boulevard, Suite 1204, Chicago, Illinois 60604. This information is based on the most recent Schedule 13D/A filed by Mr. Tierney on March 5, 2014.

(12)

Consists of 9,187,614 shares of Common Stock and 4,712,949 Warrants. The Trust maintains an unsecured line of credit. The maximum amount that may be drawn from the line of credit is $11,000,000. In the event of default, the lender could, among other remedies, seek recourse against the assets of the Trust, including the Common Stock. If fully drawn, the line of credit would represent approximately 6.9% of the Common Stock and Warrants beneficially owned by the Trust (based on the closing stock price of the Common Stock on April 1, 2014). As of April 1, 2014, $3,100,000 was drawn upon from the line of credit. As of that date, assets of the Trust other than the shares of Common Stock were sufficient to secure the amount drawn under the line of credit. The address for Daniel V. Tierney 2011 Trust is c/o John R. Flynn, Wicklow Capital, Inc., 53 W. Jackson Boulevard, Suite 1204, Chicago, Illinois 60604. This information is based on the most recent Schedule 13D/A filed by the Trust on March 5, 2014.

(13)

Consists of 28,493,943 shares of Common Stock and 8,094,683 Warrants. The members of GA-GTCO Interholdco are General Atlantic Partners 83, L.P., a Delaware limited partnership (“GAP 83”), General Atlantic Partners 93, L.P., a Delaware limited partnership (“GAP 93”), GA-GTCO US AIV, L.P., a Delaware limited partnership (“GA US AIV”), GA-GTCO AIV, L.P., a Delaware limited partnership (“GA AIV”), GAP-W, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership

(“GAPCO CDA”) and GapStar, LLC, a Delaware limited liability company (“GapStar” and, together with GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV and GAPCO CDA, the “GA Funds”). The general partner of GAP 83, GAP 93, GA US AIV and GA AIV is General Atlantic GenPar, L.P. (“GenPar”). GenPar is also the manager of GAP-W. The general partner of GenPar is GA LLC. GA LLC is the managing member of GAPCO III and GAPCO IV and the general partner of GAPCO CDA. There are 22 Managing Directors of GA LLC (the “GA Managing Directors”). Rene Kern, a GA Managing Director, is also a director of KCG. Certain GA Managing Directors are the members of GapStar. GA-GTCO Interholdco, GA LLC, GenPar, GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV, GAPCO CDA and GapStar are a “group” under Rule 13d-5 under the Exchange Act. By virtue of the fact that (i) the GA Funds hold all of the interests of GA-GTCO Interholdco, (ii) GenPar is the general partner of GAP 83, GAP 93, GA US AIV and GA AIV and the manager of GAP-W, (iii) GA LLC is the general partner of GenPar and GAPCO CDA and the managing member of GAPCO III and GAPCO IV and (iv) the GA Managing Directors may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds, each of GA-GTCO Interholdco, GA LLC, GenPar, GAP 83, GAP 93, GA US AIV, GA AIV, GAP-W, GAPCO III, GAPCO IV, GAPCO CDA and GapStar may be deemed to beneficially own, in the aggregate, 28,493,943 shares of the Common Stock and 8,094,683 Warrants. The address for the General Atlantic entities is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, NY 10055.

(14)

Includes 22,467,774 shares of Common Stock held by Jefferies LLC, which may also be deemed to be beneficially owned by Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation, each an affiliate of Jefferies LLC. The address for the Jefferies entities is 520 Madison Avenue, New York, New York 10022.

(15)

Consists of 7,161,251 shares of Common Stock and 4,142,682 Warrants. Serenity maintains a margin securities account at a brokerage firm, and the positions held in the margin account include the shares of Common Stock and Warrants owned by Serenity. The positions in the account serve as collateral for a line of credit at the brokerage firm. The maximum amount that may be drawn from the line of credit is $10,000,000, which, if fully drawn, would represent approximately 7.7% of the Common Stock and Warrants beneficially owned by Serenity (based on the closing stock price of the Common Stock on April 1, 2014). As of April 1, 2014, no amounts were drawn upon from the line of credit. The address for Serenity Investments, LLC is 830 North Boulevard, Oak Park, Illinois 60301. This information is based on the most recent Schedule 13D/A filed by Serenity on March 5, 2014.

(16)	Includes the holdings of executive officers listed on page 21.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2013 each of our directors and executive officers (as well as the directors and executive officers of Knight prior to the Mergers) timely complied with applicable reporting requirements for transactions in our equity securities.

ANNUAL MEETING INFORMATION

The Board of Directors is soliciting your proxy for our 2014 Annual Meeting of Stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Who Can Vote; Outstanding Shares on Record Date

Only stockholders of record of our Common Stock at the close of business on April 1, 2014, which we refer to as the “record date,” may vote at the Annual Meeting. On the record date, we had 114,376,986 shares of Common Stock outstanding (this figure does not include (i) RSUs, which do not have voting rights, (ii) Common Stock held in our treasury or (iii) outstanding warrants to purchase Common Stock). You are entitled to one vote for each share of Common Stock that you owned on the record date.

What Is a Proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Voting Your Shares; Revoking Your Proxy

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

You may vote in any of the following four ways: (i) by attending the Annual Meeting; (ii) by calling the toll-free telephone number listed on the proxy card; (iii) by voting on the Internet at the website address listed on the proxy card; or (iv) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

Shares of Common Stock that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated therein. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Common Stock represented by such proxy will be voted as follows:

Proposal 1	FOR the election of each nominee for director
Proposal 2	FOR the advisory resolution to approve the 2013 compensation of our named executive officers
Proposal 3	FOR the re-approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan
Proposal 4	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014

The KCG Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares of Common Stock represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of KCG (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares of Common Stock and matters to be considered at the Annual Meeting, bearing a date later than the proxy card previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows: KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares of Common Stock held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

Annual Meeting Admission

All stockholders will need to present photo identification to be admitted into the Special Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter or legal proxy from your broker or bank are examples of proof of ownership.

Quorum

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our By-Laws, to have a quorum, a majority of the issued and outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Shares of Common Stock represented by proxies that are marked “Abstain” and broker non-votes will be counted as shares of Common Stock present for purposes of determining the presence of a quorum on all matters, but will not, unless otherwise noted herein, be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

The following summarizes the vote required for adoption or approval of each of the matters to be voted upon at the Annual Meeting:

Proposal	Vote Required	Directors’ Recommendation
Election of Directors	Majority of the votes cast FOR or AGAINST (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees

Advisory (non-binding) vote on executive compensation	Majority of the shares present in person or represented by proxy	FOR the resolution approving the executive compensation of our named executive officers

Re-Approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan	Majority of the shares present in person or represented by proxy	FOR the resolution re-approving the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014	Majority of the shares present in person or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, pursuant to NYSE rules, if you own your shares of Common Stock through a broker and you do not vote, your broker may vote your shares of Common Stock at its discretion on certain “routine” matters. KCG believes that all of the matters to be voted upon at the Annual Meeting, except for the ratification of the appointment of PwC as KCG’s independent registered public accounting firm for 2014, are not considered “routine” matters under NYSE rules, and therefore, brokers will not be permitted to vote, at their discretion, any unvoted shares on those proposals (reported as a broker non-vote).

The following summarizes your choices for casting your vote on each matter to be voted upon at the Annual Meeting, and the effect of each such choice:

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”	No	No effect

Advisory (non-binding) vote on executive compensation	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Re-Approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	N/A

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

OTHER INFORMATION

Stockholder Proposals for 2015 Annual Meeting

In accordance with KCG’s By-Laws, stockholder proposals intended to be presented at KCG’s 2015 Annual Meeting of Stockholders and stockholder nominations for election to the Board must be received by KCG not less than 90 and not more than 120 days prior to the anniversary date of the 2014 Annual Meeting, or after January 14, 2015 but before February 13, 2015. Such proposals and nominations must be delivered to, or mailed to and received by, the Corporate Secretary for KCG at 545 Washington Boulevard, Jersey City, New Jersey 07310, or at such other address as KCG indicates thereafter and must otherwise meet the requirements as described in KCG’s By-Laws.

Stockholder proposals must be in proper form and meet the requirements specified in our By-Laws. For example, a stockholder’s notice with respect to a nomination for election to the Board must include, among other things: (i) the name, age, business address and residence of the person the stockholder proposes to nominate for election as a director; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of KCG which are owned beneficially or of record by the person; (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; (v) any other information relating to the person that would be required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (vi) certain information about the nominating stockholder, as specified in our By-Laws.

Additionally, applicable SEC rules and regulations govern the submission of stockholder proposals and KCG’s consideration of them for inclusion in the annual meeting proxy statement and form of proxy.

How Our Board Solicits Proxies; Expenses of Solicitation

KCG will bear the entire cost of the solicitation of proxies and the cost of printing and mailing this Proxy Statement. KCG has retained the services of AST Phoenix Advisors, a division of American Stock Transfer & Trust Company, LLC (“Phoenix”), to assist in the solicitation of proxies. Phoenix will receive a fee from KCG for services rendered of approximately $7,500, plus reimbursement for out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of KCG may solicit proxies from stockholders of KCG by telephone, electronic communication or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements may also be made with brokers, custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of Common Stock held of record by such persons and KCG will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save KCG additional expense and reduce the environmental impact of delivering paper proxy materials to stockholders by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting. If your shares of Common Stock are held in street name, you may enroll at www.icsdelivery.com. If you are a registered stockholder, you may enroll at www.edocumentview.com/kcgh. If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, please notify the Corporate Secretary of KCG of this request in writing at the address set forth at the beginning of this Proxy Statement.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, notice of internet availability of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, notice of internet availability of proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If your household received (i) a single copy of this Proxy Statement this year, but you would like to receive your own copy this year and/or in the future, or (ii) multiple copies of this Proxy Statement this year, but you would like to receive a single copy in the future, please contact KCG at KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 or (201) 222-9400 and KCG will deliver to you a copy or copies, as requested.

Other Business

Management of KCG knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

Exhibit A

KCG HOLDINGS, INC.

AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN

Section 1.    Purpose.    The purpose of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan (this “Plan”) is to attract, retain and motivate selected executive officers of KCG Holdings, Inc. (“KCG”) and its subsidiaries and affiliates (together with KCG, and their and its successors and assigns, the “Company”) in order to promote the Company’s growth and profitability. It is intended that any Bonus (as defined in Section 5(c)) payable under this Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly.

Section 2.    Administration.

(a)        General.    Subject to Section 2(d), this Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of KCG (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of KCG, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board; provided, however, that if the Compensation Committee does not satisfy the requirements set forth in the prior sentence, the Committee shall be the 162(m) Committee (if such committee is then constituted) to the extent necessary for any Bonus payable under this Plan to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(b)        Role of the Committee.    The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan in accordance with Section 4 and establishing the Performance Goals (as defined in Section 5(a)) in accordance with Section 5(a); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a)) and certifying the attainment of the Performance Goals); (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.

(c)        Procedures; Decisions Final.    Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d)        Delegation.    The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.

(e)        No Liability.    No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan, any Award or any Bonus. Each Covered Person shall be indemnified and held harmless by KCG against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under this Plan and against and from any and all amounts paid by such Covered Person, with KCG’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that KCG shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once KCG gives notice of its intent to assume the defense, KCG shall have sole control over such defense with counsel of KCG’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of, and shall not be deemed to limit or modify, any other rights of indemnification or the advancement of expenses to which Covered Persons may be entitled under KCG’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, as a matter of law, or otherwise, or any other power that KCG may have to indemnify such persons or hold them harmless.

Section 3.    Performance Period.

The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more payouts to the extent consistent with Treasury Regulation Section 1.162-27(e)(2). Unless otherwise determined by the Committee, the Performance Period shall be KCG’s fiscal year.

Section 4.    Eligibility and Participation.

(a)        Participants.    Prior to the 90th day after the beginning of the Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Participation Date”), the Committee shall designate those executive officers of the Company who shall participate in this Plan for each Performance Period (the “Participants”).

(b)        Changes During a Performance Period.    Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from this Plan for that Performance Period and (ii) prior to the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)) to add Participants to this Plan for a particular Performance Period.

Section 5.    Bonus Amounts.

(a)        Establishment of Performance Goals and Formula.    By the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall establish the objective performance goals (the “Performance Goals”) for a Performance Period in writing while the outcome of the Performance Goals is substantially uncertain. At the same time the Performance Goals are established, the Committee shall prescribe a formula to determine the amount of the bonus which may be payable based upon the level of attainment of the Performance Goals during the Performance Period (the Participant’s “Award”).

(b)        Performance Goals.    The Performance Goals shall be based on one or more of the following business criteria (either separately or in combination) with regard to KCG (or a subsidiary, division, other operational unit or administrative department of KCG):

(i)	enterprise value or value creation targets;

(ii)	after-tax or pre-tax profits (including net operating profit after taxes) or net income, including without limitation that attributable to continuing and/or other operations;

(iii)	after-tax or pre-tax margins;

(iv)	revenues;

(v)	operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

(vi)

reduction of, or limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vii)	consummation of debt and equity offerings;

(viii)	equity capital raised;

(ix)	earnings per share, earnings per diluted share or earnings per share from continuing operations;

(x)	return on capital employed (including, without limitation, return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholders’ equity;

(xi)	market share;

(xii)	the fair market value of the shares of KCG’s common stock, par value $0.01 per share (the “Common Stock”);

(xiii)	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

(xiv)

reduction of, or limiting the level of increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales);

(xv)	economic value added targets based on a cash flow return on investment formula;

(xvi)	customer satisfaction or service measures or indices;

(xvii)	employee satisfaction;

(xviii)	efficiency or productivity measures;

(xix)	asset management (e.g., inventory and receivable levels);

(xx)	compliance goals (e.g., regulatory and legal compliance); or

(xxi)	strategic business objectives, goals or initiatives.

In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of KCG) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

The Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(c)        Committee Discretion to Determine Bonus.    Following the completion of each Performance Period, the Committee shall calculate each Participant’s Award based on the level of attainment of the Performance Goals and the pre-set formula. The Committee has the sole discretion to determine whether all or any portion of a Participant’s Award shall be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the Award amount for any Participant for a particular Performance Period at any time prior to the payment of Awards to Participants pursuant to Section 6. The portion of an Award that the Committee determines to pay to a Participant for a Performance Period, is herein referred to as his or her “Bonus”.

(d)        Maximum Bonus.    Notwithstanding anything to the contrary in Section 5(c), under no circumstances shall the Bonus payable to any single Participant for any annual Performance Period exceed $15 million.

(e)        Certification.    Following the completion of each Performance Period and prior to any Bonus payment, the Committee shall certify in writing whether the Performance Goals for the Performance Period have been met and, if they have been met, certify the amount of the applicable Bonus.

(f)        Termination During a Performance Period.    If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan for that Performance Period unless otherwise provided in the terms of the Award or otherwise determined by the Committee in connection with specified terminations of employment. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in this Plan, and no Bonus shall be payable to such a Participant.

Section 6.    Payment of Bonus Amount.

Each Participant’s Bonus shall be payable by the Company, at the discretion of the Committee, in cash and/or a KCG equity-based award of equivalent value (provided that in determining the number of shares of Common Stock (whether restricted or unrestricted) that is equivalent to a dollar amount, that dollar amount shall be divided by the average of the high and low sales price per share of Common Stock on the principal exchange or market on which the Common Stock is then listed for the last preceding date on which there was a sale of such Common Stock on such exchange or market (with fractional shares being rounded to the nearest whole share)). The cash portion of the Bonus (i) shall be paid by March 15th in the fiscal year after the fiscal year in which the Performance Period in which they are earned is completed, generally at such time as bonuses are paid by KCG for the relevant fiscal year, but not before the Committee certifies in writing that the Performance Goals for such Performance Period were met, unless otherwise determined pursuant to Section 7(n) and (ii) shall be paid in U.S. dollars unless the Committee determines otherwise. Any equity-based award shall be granted under a stockholder-approved equity-based compensation plan subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company and the requirements of Section 409A of the Code, of part or all of any payments otherwise due under this Plan.

No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.

Section 7.    General Provisions.

(a)        Amendment and Termination.    The Board or the Committee may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate this Plan, except that no modification, alteration, amendment, suspension, discontinuation or termination (i) may impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules or (ii) cause an Award not to be deductible under, or to cease to be deductible under, Section 162(m) of the Code. In addition, no amendment that would require stockholder approval under applicable law (including, without limitation, in order for any Bonus paid pursuant to this Plan to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code) or stock exchange rules shall be effective without the approval of the stockholders of KCG as required by such law (including, without limitation, Section 162(m) of the Code and the regulations thereunder) or stock exchange rules.

(b)        Nonassignability.    No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void and shall not be recognized or given effect by the Company.

(c)        Plan Creates No Employment Rights.    Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

(d)        Choice of Forum.

(1)        Jurisdiction.    The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in Newark, New Jersey over any suit, action or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 7(e). The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 7(d) has a reasonable relation to this Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 7(d).

(2)        Acceptance of Jurisdiction.    The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 7(d)(1),

(iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 7(d) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.

(3)        Service of Process.    Each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably appoints the General Counsel of KCG as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 7(e), who shall promptly advise such Participant of any such service of process.

(4)        Confidentiality.    Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 7(d), except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(e)        Dispute Resolution.    Subject to the provisions of Section 7(d), any dispute, controversy or claim between the Company and a Participant, arising out of or relating to or concerning this Plan or any Award shall be finally settled by binding arbitration in Newark, New Jersey before, and in accordance with the rules then obtaining of, the New York Stock Exchange (“NYSE”) or, if NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee.

(f)        Governing Law.    All rights and obligations under this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(g)        Tax Withholding.    In connection with any payments to a Participant or other event under this Plan that gives rise to a federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.

(h)        Severability.    If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(i)        No Third Party Beneficiaries.    This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(j)        Successors and Assigns.    The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

(k)        Plan Headings.    The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l)        Construction.    In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(m)        Stockholder Approval.    This Plan was originally adopted by the stockholders of Knight Capital Group, Inc. (“Knight”) at the 2009 Annual Meeting of Stockholders and is subject to reapproval of KCG stockholders at the 2014 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4).

(n)        Section 409A of the Code.    The Company intends that Bonus payments under this Plan shall be exempt from Section 409A of the Code as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Section 409A of the Code (absent a valid deferral election under the terms of another plan or arrangement maintained by the Company). This Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code. The Company shall have no liability to any Participant or otherwise if this Plan or any Bonus paid or payable hereunder is subject to the additional tax and penalties under Section 409A of the Code.

(o)        No Funding.    The Company shall be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants shall have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.

(p)        No Rights to Other Payments; No Limitation on Other Payments.    The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

(q)        No Effect on Benefits.    Awards and payments under this Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.

(r)        Term of Plan.    This Plan shall continue until suspended, discontinued or terminated by the Board or the Committee in its sole discretion. No Award shall be granted based on the business criteria set forth in Section 5(b) on or after the first stockholder meeting that occurs in the fifth year following the year in which the stockholders of KCG previously approved the business criteria, unless the stockholders of KCG re-approve the business criteria on or before such stockholder meeting.

IN WITNESS WHEREOF, and as evidence of the readoption of this Plan (originally adopted by Knight on March 31, 2009 and assumed by KCG effective as of July 1, 2013) by KCG subject to stockholder approval, it has caused the same to be signed by its duly authorized officer this 25th day of March, 2014.

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	General Counsel

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 13, 2014.
Vote by Internet
• Go to www.investorvote.com/KCGH
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1.	ELECTION OF DIRECTORS:	To elect each of the below nominees to the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified, or until the director’s earlier death, resignation or removal:											+

	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	1.1 - Daniel Coleman	☐	☐	☐	1.2 - Charles E. Haldeman, Jr.	☐	☐	☐	1.3 - Rene Kern	☐	☐	☐

	1.4 - James T. Milde	☐	☐	☐	1.5 - John C. (Hans) Morris	☐	☐	☐	1.6 - Daniel F. Schmitt	☐	☐	☐

	1.7 - Stephen Schuler	☐	☐	☐	1.8 - Laurie M. Shahon	☐	☐	☐	1.9 - Daniel Tierney	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory (non-binding) vote on executive officer compensation.	☐	☐	☐	4.	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.	☐	☐	☐
3.	Re-approval of the KCG Holdings, Inc. Amended and Restated Executive Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2013 Annual Report to Shareholders are available at: www.edocumentview.com/KCGH

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KCG HOLDINGS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2014

The undersigned hereby appoints Daniel Coleman and John McCarthy, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of KCG Holdings, Inc. (the “Company”) to be held on May 14, 2014 at 1:00 p.m. Eastern Standard time at the Company’s principle executive offices located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxies will vote “FOR” Proposals (1), (2), (3) and (4) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side).